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                                                                   Exhibit 10(a)




                       FOURTH AMENDED AND RESTATED CREDIT

                                       AND

                               SECURITY AGREEMENT



                           GMAC COMMERCIAL CREDIT LLC


                                   (AS LENDER)




                                      WITH



                            COLD METAL PRODUCTS, INC.
                                       AND
                             ALKAR STEEL CORPORATION
                                   (BORROWERS)
                                       AND
                COLD METAL PRODUCTS, LIMITED (CANADIAN GUARANTOR)



                            As of September 29, 2000





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                       FOURTH AMENDED AND RESTATED CREDIT
                                       AND
                               SECURITY AGREEMENT
                               ------------------


         Fourth Amended and Restated Credit and Security Agreement dated as of September 29, 2000 between COLD METAL PRODUCTS, INC., a corporation organized under the laws of the State of New York ("CMP") and ALKAR STEEL CORPORATION, a corporation organized under the laws of the State of Michigan ("Alkar") (CMP and Alkar each individually a "Borrower" and collectively the "Borrowers") and COLD METAL PRODUCTS, LIMITED, an Ontario, Canada corporation ("Canadian Guarantor") and GMAC COMMERCIAL CREDIT LLC ("Lender"), a limited liability company organized under the laws of the State of New York.

                                   BACKGROUND
                                   ----------

         CMP and Lender have previously entered into a Third Amended and Restated Credit and Security Agreement dated as of April 1, 1998 (the "Original Loan Agreement"). Canadian Guarantor executed and delivered to Lender the Canadian Guarantee and the Canadian Guarantor Security Documents (each as defined below). Alkar executed and delivered to Lender a Guaranty dated March 30, 2000 (the "Alkar Guaranty") of CMP's obligations to Lender under the Original Loan Agreement. CMP, Alkar and Canadian Guarantor have requested that Lender join Alkar as a Borrower under the Loan Agreement and amend and restate the Original Loan Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, Loan Parties and Lender hereby agree as follows:

                            AMENDMENT AND RESTATEMENT
                            -------------------------

         As of the date of this Agreement, (i) Alkar is hereby joined as an additional Borrower, (ii) Canadian Guarantor is hereby joined as a Loan Party and (iii) the terms, conditions, covenants, agreements, representations and warranties contained in the Original Loan Agreement are hereby amended and restated in their entirety as follows and the Original Loan Agreement shall be consolidated with and into and superseded by this Agreement. Notwithstanding the foregoing, (a) each Loan Party agrees that nothing contained in this Agreement shall impair, limit or affect the Liens heretofore granted, pledged or assigned to Lender as security for Borrowers' and Canadian Guarantor's obligations to Lender under the Original Loan Agreement and Other Documents and (b) Canadian Guarantor hereby ratifies and affirms the Canadian Guarantee and the Canadian Security Documents and agrees that all terms and provisions thereof remain in full force and effect after giving effect to the execution and effectiveness of this Agreement and in particular, the Canadian Guarantor acknowledges and confirms that the Canadian Guarantee extends to the obligations of Alkar hereunder.


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I.       DEFINITIONS.
         -----------

         1.1. ACCOUNTING TERMS. As used in this Agreement or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; PROVIDED, HOWEVER, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP applied in preparation of the audited financial statements of Loan Parties for the fiscal year ended March 31, 2000.

         1.2. GENERAL TERMS. For purposes of this Agreement the following terms shall have the following meanings:

              "ACCEPTANCES" shall have the meaning set forth in Section 2.9 hereof.

              "ACCEPTANCE FEES" shall have the meaning set forth in Section 3.2(i)(C) hereof.

              "ADVANCES" shall mean and include the Revolving Advances, Capital Expenditure Loans, Letters of Credit and Acceptances.

              "ADVANCE RATES" shall have the meaning set forth in Section 2.1(a) hereof.

              "AFFILIATE" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

              "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

              "AMORTIZING AVAILABILITY" shall mean the sum of $14,100,000 less $100,000 per month commencing November 1, 2000 and on the first day of each month thereafter until April 1, 2004 when such amount shall be reduced to $0, subject to earlier reduction pursuant to Section 2.13 hereof..

              "APPLICABLE MARGIN" shall mean a percentage equal to (i) one-half of one percent (.50%) with respect to Domestic Rate Loans and (ii) one percent (1.00%) with respect to LIBOR Rate Loans.

              "AUTHORITY" shall have the meaning set forth in Section 4.19(d).


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              "AVERAGE MONTHLY LIBOR RATE" shall mean, at any date of
determination, the rate per annum for the one month LIBOR rate as published in THE WALL STREET JOURNAL, averaged monthly on a calendar month basis.

              "BANK" shall mean The Bank of New York and any successor thereto.

              "BLOCKED ACCOUNTS" shall have the meaning set forth in Section 4.15(h).

              "BORG WARNER AUTOMOTIVE RECEIVABLES" shall mean Receivables payable to any Loan Party from Borg Warner, Inc. or any of its Subsidiaries or divisions.

              "BORROWER" or "BORROWERS" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

              "BORROWERS ON A CONSOLIDATED BASIS" means the consolidation in accordance with GAAP of CMP and its Subsidiaries.

              "BORROWERS' ACCOUNT" shall have the meaning set forth in Section 2.8.

              "BORROWERS' EXEMPT PROPERTY" shall mean and include any and all property of CMP, real or personal, which is subject to a security interest in favor of The CIT Group/Equipment Financing, Inc. pursuant to the Ottawa Financing.

              "BORROWING AGENT" shall mean CMP.

              "BORROWING BASE CERTIFICATE" means a certificate duly executed by an officer of Borrowing Agent appropriately completed and in substantially the form of EXHIBIT 1.2 hereto.

              "BORROWING PERIOD" shall have the meaning set forth in Section 2.4(b).

              "BUSINESS DAY" shall mean any day other than a day on which Lender is authorized or required by law to close.

              "CANADIAN DOLLAR" shall mean the lawful money of Canada.

              "CANADIAN GUARANTEE" shall mean collectively, the guarantee dated as of August 4, 1987 whereby the Canadian Guarantor's predecessor guaranteed the obligations of the CMP to the Bank, the supplemental guarantee dated May 14, 1997 whereby the Canadian Guarantor's predecessor guaranteed the obligations of CMP to Lender, the acknowledgment and confirmation dated May 14, 1997 whereby the Canadian Guarantor's predecessor acknowledged and confirmed the obligation of its predecessor to Lender and the acknowledgement and assumption agreement dated April 1, 1998 whereby the Canadian Guarantor, inter alia, acknowledged and assumed the obligations of its predecessors as assigned to Lender and the Canadian Guarantor's acknowledgement and confirmation hereunder with respect to the obligations of Alkar, as the same may be amended, supplemented, revised or replaced from time to time.


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              "CANADIAN GUARANTOR" shall mean Cold Metal Products, Limited, an
Ontario, Canada corporation, the surviving company resulting from the amalgamation of Cold Metal Products Company, Ltd. and Direct Steel Inc.

              "CANADIAN GUARANTOR SECURITY DOCUMENTS" shall mean, collectively, a US $100,000,000 fixed and floating charge debenture, a pledge of the debenture, a hypothec of moveable and immoveable property, an assumption agreement in regard to certain existing security and charges/mortgages of lands in respect of the one parcel of real estate of the Canadian Guarantor in Hamilton, Ontario, and one parcel in Pointe Claire, Quebec as the same may be amended, supplemented, revised, replaced or restated from time to time.

              "CAPITAL EXPENDITURE LOANS" shall have the meaning set forth in
Section 2.4 hereof.

              "CAPITAL EXPENDITURE NOTE" shall have the meaning set forth in
Section 2.4(b) hereof.

              "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601 ET SEQ.

              "CHANGE OF CONTROL" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of any Loan Party to a Person who is not an Original Owner or (b) any merger or consolidation of or with any Loan Party or sale of all or substantially all of the property or assets of any Loan Party. For purposes of this definition, "control of any Loan Party" shall mean the power, direct or indirect (x) to vote 35% or more of the securities having ordinary voting power for the election of directors of any Loan Party or (y) to direct or cause the direction of the management and policies of any Loan Party by contract or otherwise.

              "CHARGES" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation, the Pension Regulator or any environmental agency or superfund), upon the Collateral, any Loan Party or any of its or their Affiliates.

              "CLOSING DATE" shall mean September 29, 2000 or such other date as may be agreed to by the parties hereto.

              "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.


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              "COLLATERAL" shall mean and include, in each case whether now or hereafter existing or now owned or hereafter acquired by any Loan Party (and whether or not the same is subject to Article 8 or 9 of the Uniform Commercial Code or constitutes Collateral by reason of one or more than one of the following clauses), the following:

              (a) all Receivables;

              (b) all Inventory;

              (c) all Equipment;

              (d) all General Intangibles;

              (e) all Investment Property

              (f) all books, records, ledgercards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by any Loan Party or any Loan Party's respective interests in any of the foregoing) which at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

              (g) all of each Loan Party's right, title and interest in and to all goods and other property, whether or not delivered, (i) the sale, lease or furnishing of which gives or purports to give rise to any Receivable, including but not limited to all merchandise returned or rejected by or repossessed from customers, or (ii) securing any Receivable, including all of any Loan Party's rights as an unpaid vendor or lienor, including stoppage in transit, replevin and reclamation with respect to such goods and other properties;

              (h) all documents of title, policies and certificates of insurance, securities, chattel paper, other documents or instruments evidencing or pertaining to any and all items of Collateral;

              (i) all guaranties, Liens on real or personal property, leases, and other agreements and property which in any way secure or relate to any Collateral, or are acquired for the purpose of securing and enforcing any item thereof;

              (j) (i) all cash held as cash collateral pursuant to Section 3.2 and, to the extent not otherwise constituting Collateral, all other cash at any time on deposit with or held by Lender for the account of any Loan Party (whether for safekeeping, custody, pledge, transmission or otherwise), (ii) all deposit accounts (whether time or demand or interest or non-interest bearing) of any Loan Party with (A) Lender, including those to which any such cash may at any time and from time to time be credited, and (B) with other institutions, but only if, in the case of accounts with other institutions, proceeds of Collateral have been or are to be deposited in or credited to such accounts, (iii) all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, and (iv) all interest, dividends, distributions and other proceeds payable on or with respect to (A) such investments and reinvestments and (B) such accounts;


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              (k) to the extent not included in the foregoing, all Guarantor
Collateral, and

              (l) all products and proceeds of such Collateral in whatever form, including, but not limited to, all claims to items referred to in the definition of Collateral and all claims of any Loan Party against third parties (i) for (A) loss, destruction or infringement of, or damage to, and (B) payments due or to become due under leases, rentals and hires of, any or all of the Collateral and
(ii) for proceeds payable under or unearned premiums with respect to policies of insurance; provided, however, that notwithstanding any of the foregoing provisions, "Collateral" shall not include any of Borrowers' Exempt Property.

              "CONSENTS" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Loan Party's, business, including, without limitation, any Consents required under all applicable federal, state, provincial or other applicable law.

              "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

              "CUSTOMER" shall mean and include the account debtor with respect to any Receivable or the prospective purchaser of goods, services or both with respect to any contract or contract right, or any party who enters into or proposes to enter into any contract or other arrangement with any Loan Party, pursuant to which any Loan Party is to deliver any personal property or perform any services.

              "DEFAULT" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

              "DEFAULT RATE" shall have the meaning set forth in Section 3.1 hereof.

              "DEPOSITORY ACCOUNTS" shall have the meaning set forth in Section 4.15(h) hereof.

              "DOCUMENTS" shall have the meaning set forth in Section 8.1(b) hereof.

              "DOLLAR" and the sign "$" shall mean lawful money of the United States of America.

              "DOLLAR EQUIVALENT" shall mean, on any date of determination thereof, the amount of Dollars which could be purchased with the amount of Canadian Dollars at the spot rate then being offered by the Bank as determined by Lender.

              "DOMESTIC RATE LOAN" shall mean any Advance based upon the Alternate Base Rate.


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              "ELIGIBLE INVENTORY" shall mean and include Inventory valued at the lower of cost or market value, determined on a first-in-first-out basis, which, in Lender's opinion, meets all of the following requirements:

              (a) such Inventory (i) is subject to the security interest of Lender and such security interest is perfected as to such Inventory, and (ii) is subject to no other Lien whatsoever;

              (b) such Inventory is in good condition and meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale;

              (c) such Inventory is currently either readily usable or salable, at prices approximating at least cost, in the normal course of any Loan Party's business ;

              (d) no event has occurred and no condition exists which would substantially impede any Loan Party's, ability to continue to use or sell such Inventory in the normal course ;

              (e) no claim disputing any Loan Party's title to, or right to possession of or dominion over, its respective Inventory has been asserted ;

              (f) such Inventory is not determined by Lender to be ineligible for any other reason generally accepted in the commercial finance business as a reason for ineligibility.

              "ELIGIBLE RECEIVABLES" shall mean each Receivable arising in the ordinary course of any Loan Party's business and which Lender, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Lender may from time to time deem appropriate. A Receivable will not be "eligible" unless Lender in its sole and absolute discretion determines that it meets all of the following requirements:

              (a) such Receivable represents a complete bona fide transaction which requires no further act under any circumstances on the part of any Loan Party to make such Receivable payable by the Customer and which arises from an arm's length transaction between unrelated parties in the ordinary course of any Loan Party's, business ;

              (b) such Receivable shall not be unpaid more than (i) 120 days from the date of the original invoice in the case of Borg Warner Automotive Receivables and (ii) 90 days from the date of the original invoice in the case of all other Receivables.;

              (c) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Customer on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding, and no part of such goods has been returned or rejected;

              (d) such Receivable is not evidenced by chattel paper or an instrument of any kind;


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              (e) the Customer with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a materially adverse effect on the business of such Customer or is not, in the sole discretion of Lender, deemed ineligible for credit or other reasons;

              (f) if such Receivable arises from the performance of services, such services have been fully rendered;

              (g) if the Customer with respect thereto is located outside of Canada or the United States of America (excluding for this purpose the Commonwealth of Puerto Rico), the goods which gave rise to such Receivable were shipped after receipt by any Loan Party, from the Customer of an irrevocable letter of credit, which letter of credit has been issued or confirmed by a financial institution acceptable to Lender and is in form and substance acceptable to Lender, payable in the full face amount of the face value of the Receivable in freely convertible United States dollars at a place of payment located within such United States, or Lender is otherwise satisfied with the collectability of the Receivable;

              (h) such Receivable is a valid, legally enforceable obligation of the Customer with respect thereto and is not subject to any present, or contingent, and no facts exist which are the basis for any future, offset or counterclaim or other defense or dispute on the part of such Customer;

              (i) such Receivable is subject to the security interest of Lender and such security interest is perfected as to such Receivable and such Receivable is subject to no other Lien whatsoever;

              (j) such Receivable is evidenced by an invoice or other documentation in form acceptable to Lender;

              (k) such Loan Party has observed and complied with all laws of the State, province or other political unit in which the Customer on such Receivable is located which, if not observed and complied with, would deny to any Loan Party access to the courts of such State, province or other political unit;

              (l) such Receivable does not arise out of any transaction with a subsidiary or affiliate of any Loan Party or with a Governmental Authority, entity or agency;

              (m) such Receivable is not subject to any provision prohibiting its assignment or requiring notice of or consent to such assignment;

              (n) the goods giving rise to such Receivable were not, at the time of the sale or leasing thereof, subject to any Lien, except the security interest of Lender or the security interest under the Guarantor Security Documents or Permitted Liens;


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              (o) such Receivable is payable in freely transferable United
States Dollars or, in the case of Canadian Guarantor, Canadian Dollars; and

              (p) such Receivable is not determined by Lender to be ineligible for any other reason generally accepted in the commercial finance business as a reason for ineligibility.

              "ENVIRONMENTAL COMPLAINT" shall have the meaning set forth in
Section 4.19(d) hereof.

              "ENVIRONMENTAL LAWS" shall mean all federal, state, provincial and local environmental, land use, health, chemical use, statutes, regulations, rules, decrees, orders, programs, duties, ordinances and codes relating to the protection of the environment or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, decisions, orders and directives of federal, state, provincial and local governmental agencies and authorities with respect thereto.

              "EQUIPMENT" shall mean and include all of Borrower's, and each Guarantor's goods, (other than Inventory and Borrowers' Exempt Property) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

              "EVENT OF DEFAULT" shall mean the occurrence of any of the events set forth in Article X hereof.

              "FEDERAL FUNDS RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Lender of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

              "FIXED RATE LOAN" shall mean a LIBOR Rate Loan.

              "FORMULA AMOUNT" shall have the meaning set forth in Section
2.1(a).

              "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

              "GENERAL INTANGIBLES" shall mean and include all of each Loan Party's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in


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

action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to any Loan Party to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

              "GOVERNMENTAL AUTHORITY" means any nation or government, any state, any province, territory or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

              "GUARANTEE" or "GUARANTEES" shall mean, individually or collectively, the Canadian Guarantee and any other guaranty of the Obligations executed by a Guarantor in favor of Lender.

              "GUARANTOR" or "GUARANTORS" shall mean, individually and collectively, Canadian Guarantor and any other Person who executes and delivers to Lender a Guarantee.

              "GUARANTOR COLLATERAL" shall mean all property and assets, real or personal, moveable or immoveable, tangible or intangible, now owned or hereafter acquired, of any Guarantor.

              "GUARANTOR PLAN" shall mean a Plan listed on Schedule 5.8(d)(2).

              "GUARANTOR SECURITY DOCUMENTS" shall mean, collectively, the Canadian Guarantor Security Documents and any other security agreements, mortgages, deeds of trust, financing statements and other security documents executed and delivered by a Guarantor as security for its Guarantee.

              "HAZARDOUS DISCHARGE" shall have the meaning set forth in Section 4.19(d) hereof.

              "HAZARDOUS SUBSTANCE" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), RCRA, Ontario EPA or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

              "HAZARDOUS WASTES" shall mean all waste materials subject to regulation under CERCLA, RCRA, Ontario EPA or applicable federal, provincial or state law, and any other applicable federal, provincial or state laws now in force or hereafter enacted relating to hazardous waste disposal.


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

              "INDEBTEDNESS" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

              "INVENTORY" shall mean all of any Loan Party's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, scrap metal, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Loan Party's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

              "INVENTORY ADVANCE RATE" shall have the meaning set forth in
Section 2.1(a)(ii) hereof.

              "INVESTMENT PROPERTY" shall mean and include as to each Loan Party, all of such Loan Party's now owned or hereafter acquired "investment property" as such term is defined in the Uniform Commercial Code, including, without limitation, securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

              "LENDER" shall mean GMAC Commercial Credit LLC and any successor or assign.

              "LETTERS OF CREDIT" shall have the meaning set forth in Section
2.9.

              "LETTER OF CREDIT FEES" shall have the meaning set forth in
Section 3.2.

              "LIBOR RATE LOAN" shall mean an Advance at any time that it bears interest based on the Average Monthly LIBOR Rate.

              "LIEN" shall mean (a) any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code, PPSA, the Civil Code of Quebec or


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

comparable law of any jurisdiction and (b) to the extent not included under clause (a), and only with respect to any Guarantor, (i) any rights of repossession or similar rights of unpaid suppliers, (ii) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restrictment, lease or other title exception or encumbrance affecting property, and (iii) any other lien, charge, privilege, secured claim, title retention, garnishment right, deemed trust, encumbrance or other right affecting property, choate or inchoate, whether or not crystallized or fixed, whether or not for amounts due or accruing due, arising by any statute or law of any jurisdiction, at common law, in equity or by any agreement.

              "LOAN PARTY" shall mean, individually, each Borrower and each Guarantor which is a party to this Agreement and each additional Person that becomes a Borrower or a Guarantor after the Closing Date and joins this Agreement as an additional Loan Party pursuant to a joinder agreement satisfactory to lender. "LOAN PARTIES" shall mean, collectively, the Borrowers and the Guarantors.

              "MAXIMUM CAPITAL EXPENDITURE AMOUNT" shall mean an amount equal to
(x) $15,000,000 minus (y) the total amount of principal payments received by Lender with respect to the Capital Expenditure Loans.

              "MAXIMUM LOAN AMOUNT" shall mean $70,000,000.

              "MAXIMUM REVOLVING ADVANCE AMOUNT" shall mean $70,000,000.

              "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

              "OBLIGATIONS" shall mean and include any and all of each Loan Party's Indebtedness or liabilities to Lender or any corporation that directly or indirectly controls or is controlled by or is under common control with Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of each Loan Party's Indebtedness or liabilities under this Agreement, the Other Documents or under any other agreement between Lender and any Loan Party and all obligations of any Loan Party to Lender to perform acts or refrain from taking any action.

              "ONTARIO EPA" shall mean the Environmental Protection Act of Ontario, Canada as the same may be amended or replaced from time to time.

              "ORIGINAL CLOSING DATE" shall mean April 1, 1998.

              "ORIGINAL LOAN AGREEMENT" shall have the meaning set forth in the Background section of this Agreement.

              "ORIGINAL OWNERS" shall mean AARQUE Management Corporation, a New York corporation.

              "OTHER DOCUMENTS" shall mean the Guarantee, the Guarantor Security Documents, the Pledge Agreement and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, mortgages, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Loan Party and delivered to Lender or to Bank in respect of the transactions contemplated by this Agreement.

              "OTTAWA FINANCING" shall mean and include any and all Indebtedness of CMP in connection with that certain Loan and Security Agreement dated November 22, 1996 between CMP and CIT Group/Equipment Financing, Inc., and shall also refer to any and all documents executed in connection therewith, each as in effect on the Original Closing Date.

              "PARENT" of any Person shall mean a corporation or other entity owning, directly or indirectly, at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

              "PBA" shall mean the Pension Benefits Act (Ontario) and the Supplemental Pension Plans Act (Quebec), each as amended and replaced from time to time, each as applicable, and the applicable acts, statutes, laws or regulations of any other applicable jurisdiction regulating to or governing Plans.

              "PBGC" shall mean the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

              "PAYMENT OFFICE" shall mean initially 1290 Avenue of the Americas, New York, New York 10104; thereafter, such other office of Lender, if any, which it may designate by notice to Borrowing Agent to be the Payment Office.

              "PENSION REGULATOR" shall mean the Superintendent of Pensions or, to the extent applicable, Pension Commission of Ontario or its successors or any similar Governmental Authority of any other applicable jurisdiction having authority to regulate, govern or administer Plans, and any Governmental Authority succeeding to the functions thereof.

              "PERMITTED ENCUMBRANCE" shall mean (a) (i) a Lien consented to in writing by the Lender and (ii) (A) a Lien for taxes not yet due and (B) any other Lien, such as those in favor of a landlord, warehouseman, carrier, or the like, arising by operation of law and incurred in the ordinary course of business that does not (1) arise under ERISA or, except for contribution amounts not due and unpaid and for an inchoate Lien in connection with a solvency deficiency or unfunded liability greater than the Threshold Amount or as consented to by the Lender from time to time, the PBA or under any environmental law, or (2) secure an obligation (aa) which is (x) due and payable or (y) for borrowed money, or (bb) which, when aggregated with all other obligations secured by Liens otherwise permitted by this clause (a)(ii)(B)(2) would exceed $100,000 at any time outstanding, but only, in the case of a Lien referred to in either clause (i) or

(ii), until Lender shall have requested the discharge thereof and so long as availability is sufficient to permit adequate reserves against such Lien, (b) Liens with respect to Borrowers' Exempt Property or any refinancing, restructure or replacement of the indebtedness in connection therewith as permitted by
Schedule 7.8 and in the case of any Real Property, any and all exceptions or other qualifications included in any title option for Real Property or in any title policy for such Real Property delivered to Lender through the Closing Date, (c) the encumbrances described on Schedule 7.2 and (d) Liens created in favor of Lender.

              "PERSON" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority or any other entity of whatever nature.

              "PLAN" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA, maintained for employees of Borrowers or any member of a Controlled Group or any such Plan to which any Borrower or any member of a Controlled Group is required to contribute on behalf of any of its employees and includes, in the case of the Canadian Guarantor, any pension plan required to be registered under the PBA which the Canadian Guarantor sponsors, maintains or to which it makes or is obligated to make contributions or in respect of which the Canadian Guarantor has incurred or may incur any liability, including contingent liability, either to such plan, the Pension Regulator, any administrator, trustee, Governmental Authority or other Person.

              "PLEDGE AGREEMENT" shall mean the Pledge Agreement dated March 30, 2000 made by CMP in favor of Lender pursuant to which CMP pledged to Lender 100% of the outstanding shares of Alkar as security for the Obligations.

              "PPSA" means the Personal Property Security Act of Ontario, as the same may be amended or replaced from time to time.

              "PRE-TAX PROFIT" shall mean, with respect to any period, the sum of aggregate net income of Borrowers on a consolidated basis during such period plus the aggregate amount of income tax deducted in determining such net income during such period.

              "PRIME RATE" shall mean the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

              "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Secs. 6901 ET SEQ., as same may be amended from time to time.

              "REAL PROPERTY" shall mean all of each Loan Party's right, title and interest in and to the premises set forth on Schedule 1.2(a) hereof.

              "RECEIVABLES" shall mean and include all of each Loan Party's accounts, contract rights, instruments (including those evidencing indebtedness owed to Loan Parties by their Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to any Loan Party arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Lender hereunder.

              "RECEIVABLES ADVANCE RATE" shall have the meaning set forth in
Section 2.1(a)(i) hereof.

              "REGULATORY CHANGE" means an applicable law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with, whether the same is (i) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or otherwise or (ii) enacted, adopted, or issued after the date hereof, that imposes, increases or modifies any tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any income or franchise tax imposed upon Lender by any jurisdiction (or any political subdivision thereof) in which Lender or any lending office is located.

              "RELATED PERSON" shall mean as to any Person, any other Person which, together with such Person, is treated as a single employer under Section 414(c) of the Code.

              "RELEASE" shall have the meaning set forth in Section 5.7(c)(i) hereof.

              "REPORTABLE EVENT" shall mean a reportable event described in
Section 4043(b) of ERISA or the regulations promulgated thereunder or any event which any Loan Party is required to report to the Pension Regulator or otherwise under the PBA which may give rise to, or to the assertion of, any Lien or which may otherwise adversely affect the property, business, prospects or condition (financial or otherwise) of any Loan Party.

              "RESPONSIBLE PREMISES" means all property which is now or, to the extent that the Canadian Guarantor has any actual or potential liability or responsibility, whether by operation of law, by order of any court or by any agreement, has ever been in the charge, management or control (as such phrases are interpreted under the Ontario EPA or similar agency in the Province of Quebec) of the Canadian Guarantor, and as used herein, shall apply only to the Canadian Guarantor.

              "REVOLVING ADVANCES" shall mean Advances made other than the Capital Expenditure Loans, Letters of Credit and Acceptances.

              "REVOLVING INTEREST RATE" shall mean an interest rate per annum equal to, as appropriate, (a) the Alternate Base Rate plus the Applicable Margin with respect to Domestic

Rate Loans, or (b) the sum of the Average Monthly LIBOR Rate plus the Applicable Margin with respect to LIBOR Rate Loans.

              "SUBSIDIARY" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

              "TERM" shall mean the Closing Date through April 1, 2004, as same may be extended in accordance with Section 13.1.

              "TERMINATION DATE" shall have the meaning set forth in Section
13.1 hereof.

              "TERMINATION EVENT" shall mean (a) in respect of Borrowers (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or
(b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan and (b) in respect of the Canadian Guarantor (i) the Canadian Guarantor ceases to be an employer under any Multiemployer Plan; or
(ii) the filing of a notice of intent to terminate or wind up (in whole or in part) a Plan or (iii) the doing of or failure to do any act or thing in furtherance of any termination or wind up (in whole or in part) of a Plan or which may result in such termination or wind up; or (iv) the institution of any proceedings or action by the Pension Regulator or any other Person to terminate, wind up (in whole or in part) or have a trustee appointed to administer a Plan; or (v) the issuance of any notice of proposal to windup a Plan or notice of proposal to appoint an administrator for any Plan or any determination that a wind up (in whole or in part) or termination of any Plan has occurred or will occur; (vi) any Borrower or the Canadian Guarantor is required to make any payment in respect of any unfunded liability or solvency deficiency in respect of any Plan in addition to its minimum regular monthly contribution amounts from time to time required (inclusive of current service, solvency and unfunded liability payments) in respect thereof; (vii) any other event or condition which may, as determined by Lender in the exercise of its discretion, give rise to any Lien in favor of any Person (except in respect of the regular monthly contribution amount not overdue).

              "THRESHOLD AMOUNT" shall mean the amount identified on Schedule 5.8(d)(2) as the "Threshold Amount."

              "TOXIC SUBSTANCE" shall mean and include any material present on the Real Property or the Leasehold Interests or any Responsible Premises which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Secs. 2601 ET SEQ., Ontario EPA, applicable federal, provincial or state law, or any other applicable federal, provincial or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

              "UNDRAWN AVAILABILITY" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, MINUS (b) the sum of (i) the outstanding amount of Advances plus
(ii) all amounts due and owing to any Loan Party's trade creditors which are outstanding beyond normal trade terms.

         1.3. UNIFORM COMMERCIAL CODE TERMS. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

         1.4. CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and VICE VERSA. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Other Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II.      ADVANCES, PAYMENTS.
         -------------------

         2.1. (a) REVOLVING ADVANCES. Subject to the terms and conditi ons set forth in this Agreement, Lender will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to the lesser of
(x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit, Acceptances and Capital Expenditure Loans or (y) an amount equal to the sum of:

                      (i) up to 85%, subject to the provisions of Section 2.1(b)
                  hereof ("Receivables Advance Rate"), of Eligible Receivables (calculated based upon the Dollar Equivalent of Receivables of Canadian Guarantor), PLUS

                      (ii) up to 60%, subject to the provisions of Section
                  2.1(b) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory (calculated based upon the Dollar Equivalent of the Inventory of Canadian Guarantor) (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates"); PROVIDED, however, the maximum amount of outstanding Advances against Eligible Inventory shall not exceed $41,000,000 at any one time, PLUS

                      (iii) but only until the release of Lender's Liens in
                  accordance with Section 4.21 of this Agreement, Amortizing Availability, MINUS

                      (iv) the aggregate amount of outstanding Letters of Credit and Acceptances, MINUS

                      (v) such reserves as Lender may reasonably deem proper and necessary from time to time, including, as determined by Lender to be appropriate in respect of the Guarantor Collateral, reserves for goods and services, sales and excise taxes and for the rights of unpaid suppliers.

                      The amount derived from (x) the sum of Sections
                  2.1(a)(y)(i), (ii) and (iii) minus (y) Section 2.1(a)(y)(v) at any time and from time to time shall be referred to as the "Formula Amount".

                  (b) DISCRETIONARY RIGHTS. Lender's determination of Eligible Receivables and Eligible Inventory may result in an increase or decrease by Lender of the Advance Rates at any time and from time to time in the exercise of its reasonable discretion. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates may limit or restrict Advances requested by Borrowing Agent.

         2.2. PROCEDURE FOR REVOLVING ADVANCES BORROWING. Borrowing Agent may notify Lender prior to 1:00 p.m. on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Lender, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Lender, and such request shall be irrevocable. Notwithstanding the foregoing, Lender will not make any Advance pursuant to any notice unless Lender has also received the most recent Borrowing Base Certificate required under Section 9.2 hereof. Each request for a Revolving Advance shall be deemed to be a request for a LIBOR Rate Loan unless a Domestic Rate Loan is specifically requested. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate or Average Monthly LIBOR Rate is increased or decreased, the applicable Revolving Interest Rate shall be similarly changed without notice or demand by an amount equal to the amount of such change in the Alternate Base Rate or Average Monthly LIBOR Rate, as applicable.

         2.3. DISBURSEMENT OF ADVANCE PROCEEDS. All Advances shall be disbursed from whichever office or other place Lender may designate from time to time and, together with any and all other Obligations of Borrowers to Lender, shall be charged to Borrowers' Account on Lender's books. During the Term, except as otherwise provided in Section 4.21 hereof, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2 hereof shall, with respect to requested Revolving Advances to the extent Lender makes such

Revolving Advances, be made available to Borrower on the day so requested by way of credit to such Borrower's operating account at Lender, or such other bank as Borrowing Agent may designate following notification to Lender, in federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Lender to be applied to the outstanding Obligations giving rise to such deemed request.

         2.4. CAPITAL EXPENDITURE LOANS. (a) Subject to the terms and conditions set forth in this Agreement (including, but not limited to, Section 8.3 hereof), Lender agrees to make Advances to Borrowers to finance a Loan Party's purchase of Equipment for use in such Loan Party's business ("Capital Expenditure Loans") in the sum not to exceed eighty-five percent (85%) of the net invoice cost of such Equipment purchased by a Loan Party (which shall be exclusive of shipping, handling, taxes, installation and all other "soft" costs), PROVIDED that the total amount of all outstanding Capital Expenditure Loans shall not exceed the Maximum Capital Expenditure Amount. All Capital Expenditure Loans must be in original principal amounts of not less than $100,000. Once repaid, a Capital Expenditure Loan may not be reborrowed. Capital Expenditure Loans may consist of either Domestic Rate Loans or LIBOR Rate Loans.

              (b) Advances constituting Capital Expenditure Loans shall be accumulated during each quarter (each a "Borrowing Period") during the Term. Each Borrowing Period shall consist of three months with the first Borrowing Period commencing on October 1, 2000 and ending on December 31, 2000. At the end of each Borrowing Period, the sum of the principal amount of all Capital Expenditure Loans made during such Borrowing Period will be amortized on the basis of an eighty-four (84) month amortization schedule (such amount as determined with respect to any Borrowing Period, the "Amortization Amount"). Monthly principal payments will be initially determined for the Capital Expenditure Loans made during the initial Borrowing Period and the amount of such monthly principal payments shall be increased upon the completion of each subsequent Borrowing Period by the Amortization Amount for each such subsequent Borrowing Period. The Capital Expenditure Loans shall be, with respect to principal, payable in equal monthly installments based upon the amortization schedule set forth above, commencing on the first Business Day of the month following the Borrowing Period in which such Capital Expenditure Loans were made and on the first day of each month thereafter, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement. Capital Expenditure Loans shall be evidenced by and subject to the terms of one or more secured promissory notes, in substantially the form attached hereto as EXHIBIT 2.4(b) (collectively, the "Capital Expenditure Note").

              (c) Subject to the satisfaction of the conditions set forth in
Section 8.3 hereof, in the event any Borrower desires a Capital Expenditure Loan, Borrowing Agent shall give Lender at least three (3) Business Days prior written notice.

         2.5. MAXIMUM ADVANCES. The aggregate balance of Advances outstanding at any time shall not exceed the Maximum Loan Amount.

         2.6. REPAYMENT OF ADVANCES.

              (a) The Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

              (b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to or proceeds of Collateral may not be collectible by Lender on the date received. Lender shall credit to Borrowers' Account (conditional upon final collection) all payments of Receivables (whether received by it from a Borrower, through a lock box arrangement or otherwise), in the case of a payment in the form of a wire transfer, upon the Business Day following the Business Day it is received by Lender, in the case of a payment in the form of a depository transfer check, upon the second Business Day following the Business Day Lender deposits it for collection and, in the case of payment in any other form, upon the third Business Day following the Business Day after the day Lender deposits it for collection, and for this purpose deposits of checks and other instruments by a lock box depository bank other than Lender shall not be deemed to be deposits by Lender.

              (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Lender at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Lender. Lender shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' Account or by making Advances as provided in Section 2.2 hereof.

              (d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

         2.7. REPAYMENT OF EXCESS ADVANCES. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

         2.8. STATEMENT OF ACCOUNT. Lender shall maintain, in accordance with its customary procedures, a loan account ("Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Lender and the date and amount of each payment in respect thereof; PROVIDED, HOWEVER, the failure by Lender to record the date and amount of any Advance shall not adversely affect Lender. For each month, Lender shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lender and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lender and Borrowers unless Lender receives a written statement of Borrowers' specific exceptions thereto within thirty-five
(35) days after such statement is received by Borrowing Agent. The records of Lender with respect to the loan account shall be PRIMA FACIE evidence of the amounts of Advances and other charges thereto and of payments applicable thereto.

         2.9. LETTERS OF CREDIT AND ACCEPTANCES. Subject to the terms and conditions hereof, Lender shall (a) issue or cause the issuance of Letters of Credit ("Letters of Credit") or (b) accept, or cause to be accepted, drafts for any Borrower under such Letters of Credit or drafts unrelated to drafts under Letters of Credit ("Acceptances"); PROVIDED, HOWEVER, that Lender will not be required to issue or cause to be issued any Letters of Credit or accept or cause to be accepted any Acceptances to the extent that the face amount of such Letters of Credit and Acceptances would then cause the sum of (i) the outstanding Revolving Advances PLUS (ii) outstanding Letters of Credit (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) PLUS (iii) outstanding Acceptances to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed $15,000,000 in the aggregate at any time. The maximum amount of outstanding Acceptances shall not exceed sixty (60%) percent of the amount of Revolving Advances (minus the amount outstanding under clause (iii) of Section 2.1(a)(y) hereof) outstanding. All disbursements or payments related to Letters of Credit and Acceptances shall be deemed to be Revolving Advances and shall bear interest at the Revolving Advance Rate for Domestic Loans; Letters of Credit that have not been drawn upon and unmatured Acceptances shall not bear interest. The amount that Lender shall make available with respect to Acceptances shall be the face amount of the applicable draft less a discount calculated at Lender's banker's acceptance rate in effect on the date of such discount.

         2.10. ISSUANCE OF LETTERS OF CREDIT; CREATION OF ACCEPTANCES.

               (a) Borrowing Agent, on behalf of Borrowers, may request Lender to issue or cause the issuance of a Letter of Credit or create an Acceptance by delivering to Lender at the Payment Office, Lender's standard form of Letter of Credit and Security Agreement together with Bank's standard form of Letter of Credit Application (collectively, the "Letter of Credit Application") with respect to Letters of Credit to be issued and any draft, if applicable, completed to the satisfaction of Lender and, such other certificates, documents and other papers and information as Lender may reasonably request.

               (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve months after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

         2.11. REQUIREMENTS FOR ISSUANCE OF LETTERS OF CREDIT AND ACCEPTANCES.

               (a) In connection with the issuance of any Letter of Credit or Acceptance, Borrowers shall indemnify, save and hold Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by Lender, and expenses and reasonable attorneys' fees incurred by Lender arising out of, or in connection with, any Letter of Credit or

Acceptance to be issued or created for any Borrower. Borrowers shall be bound by Lender's or any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit or Acceptance issued or created for Borrowers' Account, although this interpretation may be different from Borrower's own; and, neither Lender, the bank which opened the Letter of Credit, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrowing Agent's or any Borrower's instructions or those contained in any Letter of Credit, Acceptance or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit or Acceptance, except for Lender's or such correspondents' willful misconduct.

               (b) Borrowing Agent shall authorize and direct any bank which issues a Letter of Credit to name Borrower as the "Account Party" therein and to deliver to Lender all instruments, documents, and other writings and property received by the bank pursuant to the Letter of Credit or in connection with any Acceptance and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any Acceptance therefor.

               (c) In connection with all Letters of Credit and Acceptances issued or caused to be issued or created by Lender under this Agreement, each Borrower hereby appoints Lender, or its designee, as its attorney, with full power and authority if an Event of Default or Default shall have occurred, (i) to sign or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Lender or Lender's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Lender's, or in the name of Lender's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Lender nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Lender's or its attorney's willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit or Acceptances remain outstanding.

         2.12. ADDITIONAL PAYMENTS. Any sums expended by Lender due to Loan Party's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, any Loan Party's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

         2.13. MANDATORY PREPAYMENTS. When any Borrower sells or otherwise disposes of any Collateral other than (i) Inventory in the ordinary course of business, and (ii) as permitted by Section 4.3, Borrower shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds. Until the date of payment, such proceeds shall be held in trust for Lender. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied (i) if the

Collateral disposed of is Equipment, the purchase of which was financed by a Capital Expenditure Loan, (x) first, to the outstanding principal installments of the Capital Expenditure Loans in the inverse order of the maturities thereof,
(y) second, to the outstanding balance of Revolving Advances constituting Amortizing Availability, which repayment shall reduce Amortizing Availability on a dollar for dollar basis and (z) third, to the remaining Advances in such order as Lender may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof or (ii) with respect to all Collateral (other than Inventory sold in the ordinary course of business and Equipment the purchase of which was financed by a Capital Expenditure Loan), (x) first, to the outstanding balance of Revolving Advances constituting Amortizing Availability, which repayment shall reduce Amortizing Availability on a dollar for dollar basis, (y) second, to the outstanding principal installments of the Capital Expenditure Loans in the inverse order of the maturities thereof and (z) third, to the remaining Advances in such order as Lender may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.


III.     INTEREST AND FEES.

         3.1. INTEREST. Interest on Advances shall be payable in arrears on the last day of each month. Interest charges shall be computed on the actual principal amount of Advances outstanding at the end of each day at a rate per annum equal to the Revolving Interest Rate for Domestic Rate Loans and the Average Monthly LIBOR Rate with respect to LIBOR Rate Loans. Commencing thirty
(30) days after the due date for any financial statement required hereunder which financial statement indicates the occurrence of an Event of Default, and during the continuation of such Event of Default, the Obligations shall bear interest at the applicable Revolving Interest Rate plus two (2%) percent per annum (the "Default Rate").

         3.2. LETTER OF CREDIT AND ACCEPTANCE FEES.

              Borrowers shall pay Lender (i) (A) for issuing or causing the issuance of a standby Letter of Credit, a fee computed at a rate per annum of one and one half percent (1.5%) on the outstanding amount thereof from time to time, (B) for issuing or causing the issuance of a Letter of Credit that is not a standby Letter of Credit, a fee equal to one percent (1%) per annum of the original and each increase in the face amount thereof computed on the undisbursed amount thereof from time to time, on the actual number of days elapsed (the fees set forth in (A) and (B) referred to as "Letter of Credit Fees"), and (C) for the acceptance of a draft (whether or not discounted by Lender), a fee ("Acceptance Fee") consisting of: (1) the then prevailing discount rate applicable to Acceptances of a like tenor and amount and (2) one percent (1%) per annum of the face amount of the accepted draft, and (ii) Bank's other customary charges payable in connection with Letters of Credit or Acceptances, as the case may be, as in effect from time to time (which charges shall be furnished to Borrowing Agent by Lender upon request). Such fees and charges shall be payable (i) in the case of any Letter of Credit, on its opening
(ii) in the case of a standby Letter of Credit, (A) monthly thereafter in advance and (B) upon each increase in the outstanding amount thereof, (iii) in the case of any Letter of Credit that is not a standby Letter of Credit, at the time of each increase in face amount thereof and (iv) in the case of an Acceptance, at the time thereof. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Bank's prevailing charges for that type of transaction. All Letter of Credit Fees and Acceptance Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

              On demand following acceleration of all Obligations in accordance with the terms hereof, Borrowers will cause cash to be deposited and maintained in an account with Lender, as cash collateral, in an amount equal to outstanding Letters of Credit and Acceptances, and each Borrower hereby irrevocably authorizes Lender, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into Lender's possession at any time. Lender will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Lender and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrower may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

         3.3. EARLY TERMINATION FEE. In the event Borrowers shall prepay the Obligations in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Prepayment Date"), Borrowers shall pay to Lender an early termination fee equal to the amount set forth below if the Prepayment Date occurs during the periods corresponding thereto:


        PREPAYMENT DATE                            EARLY TERMINATION FEE
        ---------------                            ---------------------

        Closing Date - 12/31/00                    $300,000
        1/1/01 - 3/31/01                           $280,000
        4/1/01 - 6/30/01                           $260,000
        7/1/01 - 9/30/01                           $240,000
        10/1/01 - 12/31/01                         $220,000
        1/1/02 - 3/31/02                           $200,000
        4/1/02 - 6/30/02                           $180,000
        7/1/02 - 9/30/02                           $160,000
        10/1/02 - 12/31/02                         $140,000
        1/1/03 - 3/31/03                           $120,000
        4/1/03 - 4/01/04                           $100,000

         3.4. COLLATERAL MONITORING FEE. Borrowers shall pay Lender a collateral monitoring fee equal to $5,000.00 per month commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term. The collateral monitoring fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

         3.5. COMPUTATION OF INTEREST AND FEES. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate applicable to Domestic Rate Loans during such extension.

         3.6. MAXIMUM CHARGES. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess interest shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess interest is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrowers as of the date paid and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.7. REGULATORY CHANGES. If (a) any Regulatory Change shall directly or indirectly (i) reduce the amount of any sum received or receivable by Lender with respect to any Advance or the return to be earned by Lender on any Advance,
(ii) impose any reserve requirements on Lender or any affiliate of Lender that is attributable to the making or maintaining of, or Lender's commitment to make, any Advance, (iii) reduce, or have the effect of reducing, the rate of return on the capital of Lender or any affiliate of Lender allocable to any Advance or Lender's commitment to make any Advance and (b) such reduction, increased reserve or payment shall not be fully compensated for by an adjustment in the applicable rates of interest payable hereunder, then Lender shall promptly notify Borrowing Agent of such amounts as Lender determines will, together with any adjustment in the applicable rates of interest payable hereunder, fully compensate for such reduction, increased cost or payment. Borrowers and Lender shall thereafter in good faith negotiate an adjustment to the fees payable or increased interest payable hereunder which, in the reasonable judgment of Borrowers and Lender, will adequately compensate Lender (or Lender affiliate) in light of these circumstances. In the event that Borrowers and Lender are unable to agree on such adjustment within thirty (30) days after the date on which Lender sends such notice to Borrowing Agent, Borrowers may pay the Advances and terminate this Agreement without payment of the Termination Fee provided for in
Section 13.1 at any time within the next one hundred eighty (180) days, but with payment of the amount of money that Lender has determined will adequately compensate Lender or its affiliate in these circumstances for the period from the later of the date of such Regulatory Change or the date that is three (3) months prior to the date of Lender's notice to Borrowing Agent of such Regulatory Change. In the event Borrowers and Lender agree on such adjustment, such amounts shall be paid, in the case of those applicable to prior periods, within fifteen (15) days after request by Lender for such payment or, in the case of those applicable to future periods, on the dates specified, or determined in accordance with a method specified, by Lender.

         3.8. CLOSING FEE. Borrowers shall pay Lender a closing fee equal to $25,000 on the Closing Date.

         3.9. TAXES. (a) Any and all payments by any Loan Party to Lender under this Agreement, the Guarantee and the Guarantor Security Documents shall be paid in full without set off or counterclaim and made free and clear of, and without deduction or withholding for, any present or future taxes.

              (b) Each Loan Party agrees to indemnify and hold harmless the Lender for the full amount of taxes (including any taxes imposed by any jurisdiction on amounts payable under this Section) paid by Lender (save its income taxes) and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date Lender makes written demand therefor.

              (c) If any Loan Party shall be required by law to deduct or withhold any taxes from or in respect of any sum payable hereunder to Lender, then:

                  (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                  (ii) Borrowers shall, or, if applicable, CMP shall cause
              Canadian Guarantor to, make such deductions and withholdings;

                  (iii) Borrowers shall, or, if applicable, CMP shall cause
              Canadian Guarantor to, pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                  (iv) Borrowers shall, or, if applicable, CMP shall cause
              Canadian Guarantor to, also pay to Lender, at the time interest is paid, all additional amounts which the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such taxes had not been imposed.

              (d) Within thirty (30) days after the date of any payment by any Loan Party of taxes, such Loan Party shall furnish Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Lender.

         3.10. SURVIVAL. The obligations of Loan Parties under Sections 2.2(f),
3.7 and 3.9 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.


IV.      COLLATERAL: GENERAL TERMS

         4.1. SECURITY INTEREST IN THE COLLATERAL. To secure the prompt payment and performance to Lender of the Obligations, each Loan Party confirms its prior grant of a security interest to Lender in all of the Collateral and each Loan Party hereby assigns, pledges and grants to Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Loan Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Lender's security interest and shall cause its financial statements to reflect such security interest.

         4.2. PERFECTION OF SECURITY INTEREST. Each Loan Party take all action that may be necessary or desirable, or that Lender may request, so as at all times to maintain the validity, perfection, enforceability and priority of Lender's security interest in the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Lender, endorsed or accompanied by such instruments of assignment as Lender may specify, and stamping or marking, in such manner as Lender may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Lender, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Lender, relating to the creation, validity, perfection, maintenance or continuation of Lender's security interest under the Uniform Commercial Code, the PPSA, or other applicable law. All charges, expenses and fees Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account and added to the Obligations, or, at Lender's option, shall be paid to Lender immediately upon demand.

         4.3. DISPOSITION OF COLLATERAL. Each Loan Party shall safeguard and protect all Collateral for Lender's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $250,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Lender's first priority security interest or (ii) the proceeds of which are remitted to Lender to be applied to the Advances, provided that the proceeds of Equipment originally purchased with the proceeds of a Capital Expenditure Loan shall first be applied as a prepayment of the outstanding balance of Capital Expenditure Loans and second to the balance of Advances as determined by Agent.

         4.4. PRESERVATION OF COLLATERAL. Following the occurrence and during the continuance of a Default or Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Lender: (a) may at any time take such steps as Lender deems necessary to protect Lender's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Lender may deem appropriate; (b) may employ and maintain at any Loan Party's premises a custodian who shall have full authority to do all acts necessary to protect Lender's interests in the Collateral; (c) may lease warehouse facilities to which Lender may move all or part of the Collateral; (d) may use any Loan Party's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of any Loan Party's owned or leased property. Each Loan Party shall and CMP shall cause Canadian Guarantor to, cooperate fully with all of Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Lender may direct. All of Lender's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account and added to the Obligations.

         4.5. OWNERSHIP OF COLLATERAL. With respect to the Collateral, at the time the Collateral becomes subject to Lender's security interest: (a) Borrower or in the case of the Guarantor Collateral, the respective Guarantor, shall be the sole owner of and fully authorized and able to sell, transfer, pledge or grant a first security interest in each and every item of the Collateral to Lender; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by any Loan Party or delivered to Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; and (d) each Loan Party's Equipment and Inventory shall be located at the locations set forth on SCHEDULE 4.5 and shall not be removed from such location(s) without the prior written consent of Lender except with respect to
(i) the sale of Inventory in the ordinary course of business, (ii) Equipment to the extent permitted in Section 4.3 hereof, and (iii) up to five percent (5%) of the book value of Inventory which may at any time be located at outside processors not set forth on SCHEDULE 4.5.

         4.6. DEFENSE OF LENDER'S INTERESTS. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Lender's interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without Lender's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Loan Party shall defend Lender's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Lender for payment of all Obligations, Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Lender exercises this right to take possession of the Collateral, the applicable Loan Party shall, upon demand, assemble it in the best manner possible and make it available to Lender at a place reasonably convenient to Lender. In addition, with respect to all Collateral, Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code, the PPSA or other applicable law. Each Loan Party shall, and Lender may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver same to Lender or subject to Lender's order and if they shall come into any Loan Party's possession, they, and each of them, shall be held by such Loan Party in trust as Lender's trustee, and the applicable Loan Party will immediately deliver them to Lender in their original form together with any necessary endorsement.

         4.7. BOOKS AND RECORDS. Each Loan Party shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Loan Parties.

         4.8. FINANCIAL DISCLOSURE. Each Loan Party hereby authorizes all federal, state and municipal authorities to furnish to Lender copies of reports or examinations relating to any Loan Party, whether made by such Loan Party or otherwise; however, Lender will attempt to obtain such information or materials directly from Borrowing Agent prior to obtaining such information or materials.

         4.9. COMPLIANCE WITH LAWS. Each Loan Party shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of any Loan Party's business the non-compliance with which would have a material adverse effect on the Collateral, or the operations, business or condition (financial or otherwise) of Loan Parties. Any Loan Party may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Lender to protect Lender's lien on or security interest in the Collateral. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

         4.10. INSPECTION OF PREMISES. At all reasonable times Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party's business. Upon two (2) days prior notice, Lender and its agents may enter upon any of each Loan Party's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of each Loan Party's business; PROVIDED, THAT, no notice shall be required upon the occurrence and during the continuance of a Default.

         4.11. INSURANCE. Each Loan Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Borrowers' own cost and expense in amounts and with carriers acceptable to Lender, each Loan Party shall (a) keep all its insurable properties and properties in which such Loan Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to each Loan Party's including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to each Loan Party's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Loan Party is engaged in business; (e) furnish Lender with (i) certificates of insurance in form and substance reasonably satisfactory to Lender showing continual maintenance and renewal, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Lender, naming Lender as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), (b) and (c) above, and providing
(A) that all proceeds thereunder shall be payable to Lender, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Lender. In the event of any loss thereunder, the carriers named therein hereby are directed by Lender, each Loan Party to make payment for such loss to Lender and not to such Loan Party and Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Lender jointly, Lender may endorse such Loan Party's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Upon the occurrence and during the continuance of a Default, Lender is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by Lender upon any such insurance may be applied to the Obligations, in such order as Lender in its sole discretion shall determine. Any surplus shall be paid by Lender to Borrowing Agent or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Loan Parties to Lender, on demand.

         4.12. FAILURE TO PAY INSURANCE. If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Lender, if Lender so elects, may obtain such insurance and pay the premium therefor for Borrowers' account, and charge Borrowers' Account therefor and such expenses so paid shall be part of the Obligations.

         4.13. PAYMENT OF TAXES. Each Loan Party shall pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Loan Party and Lender which Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Lender's opinion, may possibly create a valid Lien on the Collateral, upon reasonable notice to Borrowing Agent, Lender may pay the taxes, assessments or Charges and each Borrower hereby indemnifies and holds Lender harmless in respect thereof. Lender will not pay any taxes, assessments or Charges to the extent that any Loan Party has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Lender to protect Lender's security interest in or Lien on the Collateral. The amount of any payment by Lender under this Section 4.13 shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations and, until Borrower shall furnish Lender with an indemnity therefor (or supply Lender with evidence satisfactory to Lender that due provision for the payment thereof has been made), Lender may hold without interest any balance standing to any Loan Party's credit and Lender shall retain its security interest in any and all Collateral held by Lender.

         4.14. PAYMENT OF LEASEHOLD OBLIGATIONS. Each Loan Party shall at all times pay, when and as due (and before the expiration of any applicable grace period), its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Lender's request, will provide evidence of having done so.

         4.15. RECEIVABLES.

               (a) NATURE OF RECEIVABLES. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of any Loan Party, as the case may be, or work, labor or services theretofore rendered by such Loan Party as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Loan Party's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Loan Parties to Lender.

               (b) SOLVENCY OF CUSTOMERS. Each Customer, to the best of each Loan Party's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Loan Party who are not solvent such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

               (c) LOCATIONS OF BORROWERS AND GUARANTORS. CMP's chief executive office is located at 2200 Georgetown Drive, Suite 301, Sewickley, Pennsylvania 15143. Canadian Guarantor's chief executive office and principal place of business is located at 65 Imperial Street, P.O. Box 66, Station "B", Hamilton, Ontario, Canada L8L 7V2. Alkar's chief executive office is 29685 Calahan Road, Roseville, Michigan 48066. Until written notice is given to Lender by Borrowing Agent of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office except that original invoices of the Borrowers may be kept at 45 South Montgomery Avenue, Youngstown, Ohio.

               (d) COLLECTION OF RECEIVABLES. Until any Loan Party's authority to do so is terminated by Lender (which notice Lender may give at any time following the occurrence and during the continuance of an Event of Default or a Default), each Borrower will, at such Borrower's sole cost and expense, but on Lender's behalf and for Lender's account, collect as

Lender's property and in trust for Lender all amounts received on such Borrower's Receivables, and shall not, in the case of such Borrower's Receivables, commingle such collections with any Loan Party's funds or use the same except to pay Obligations. Each Borrower shall, upon request, deliver (and, in the case of any Guarantor, upon request following the occurrence and during the continuance of an Event of Default or a Default, cause such Guarantor to deliver) to Lender in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

               (e) NOTIFICATION OF ASSIGNMENT OF RECEIVABLES. At any time following the occurrence and during the continuance of an Event of Default or a Default, Lender shall have the right to send notice of the assignment of, and Lender's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Lender shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Lender's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations.

               (f) POWER OF LENDER TO ACT ON EACH LOAN PARTY'S BEHALF. Lender shall have the right to receive, endorse, assign or deliver in the name of Lender or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Lender or Lender's designee as each Loan Party's attorney with power (i) to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign each Loan Party's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Lender to preserve, protect, or perfect Lender's interest in the Collateral and to file same; and (v) to do all other acts and things necessary to carry out this Agreement, Lender shall have the right at any time following the occurrence and during the continuance of an Event of Default or Default (i) to demand payment of the Receivables; (ii) to enforce payment of the Receivables by legal proceedings or otherwise; (iii) to exercise all of each Loan Party's rights and remedies with respect to the collection of the Receivables and any other Collateral; (iv) to settle, adjust, compromise, extend or renew the Receivables;
(v) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (vi) to prepare, file and sign such Loan Party's name on a proof of claim in bankruptcy or similar document against any Customer; (vii) to prepare, file and sign such Loan Party's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and
(viii) to change the address for delivery of mail addressed to each Loan Party to such address as Lender may designate and to receive, open and dispose of all mail addressed to each Loan Party (with all mail not constituting, evidencing or relating to the Collateral to be forwarded by Lender to each Loan Party). All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

               (g) NO LIABILITY. Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence and during the continuance of an Event of Default or Default the Lender may, without notice or consent from any Loan Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto or release any obligor thereof. Lender is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by any Loan Party, all without discharging or in any way affecting any Loan Party's liability hereunder.

               (h) ESTABLISHMENT OF A LOCKBOX ACCOUNT, DOMINION ACCOUNT. All proceeds of Collateral other than Guarantor Collateral shall, at the direction of Lender, be deposited by each Borrower into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Lender may require pursuant to an arrangement with such bank as may be selected by Borrowing Agent and be acceptable to Lender. Each Borrower shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Lender, either to any account maintained by Lender at said bank or by wire transfer to appropriate account(s) of Lender. All funds deposited in such "blocked account" shall immediately become the property of Lender and each Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively in the case of Borrowers, and upon demand by Lender in the case of each Guarantor, Lender may establish depository accounts ("Depository Accounts") in the name of Lender at a bank or banks for the deposit of such funds and such Loan Party, as the case may be, shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Lender in lieu of depositing same to the Blocked Accounts.

               (i) ADJUSTMENTS. No Borrower will and will not permit any Guarantor to, without Lender's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Loan Party.

         4.16. INVENTORY. All Inventory of Borrowers has been, and will be, produced by Borrowers in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

         4.17. MAINTENANCE OF EQUIPMENT. Except as set forth in Section 4.3, the Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrowers shall not, and will not permit any Guarantor to, use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.

         4.18. EXCULPATION OF LIABILITY. Nothing herein contained shall be construed to constitute Lender as any Loan Party's agent for any purpose whatsoever, nor shall Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Lender does not, whether by anything herein or in any assignment or otherwise, assume any of any Loan Party's obligations under any contract or agreement assigned to Lender, and Lender shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

         4.19. ENVIRONMENTAL MATTERS.

               (a) Borrowers will, and CMP will cause each Guarantor to, ensure that the Real Property and Responsible Premises remains in material compliance with all Environmental Laws and it will not place any Hazardous Substances on any Real Property or Responsible Premises except as not prohibited by applicable law or appropriate governmental authorities.

               (b) Each Loan Party will maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

               (c) Borrowers will, and, in the case of the Responsible Premises, Canadian Guarantor shall, (i) employ in connection with its use of the Real Property and Responsible Premises appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property and Responsible Premises only at facilities and with carriers that maintain valid permits under RCRA, Ontario EPA and any other applicable Environmental Laws. Each Loan Party shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by such Loan Party, as the case may be, in connection with the transport or disposal of any Hazardous Waste generated at the Real Property or Responsible Premises.

               (d) Within thirty (30) Business Days after receipt by any Loan Party of a Notice of Release of Hazardous Discharge (as hereafter defined) or Environmental Complaint (as hereafter defined), Borrowing Agent shall give written notice thereof to the Lender and simultaneously therewith Borrowing Agent shall furnish such information about the Notice of Release of Hazardous Discharge or Environmental Complaint as may be in its or such Loan Party's possession. Such information is to be provided to allow Lender to protect its security interest in the Collateral and is not intended to create nor shall it create any obligation upon Lender with respect thereto. For purposes of this paragraph, the following shall have the following meanings:

         "Notice of Release of Hazardous Discharge" shall mean written notice of any Release of a reportable quantity of any Hazardous Substance at the Real Property or Responsible Premises (such a Release of any Hazardous Substance herein referred to as a "Hazardous Discharge") whether received by any Loan Party or given by any Loan Party to an applicable Governmental Authority which is likely to or may result in an expenditure in excess of $500,000 with respect to any Release or in excess of $2,000,000 in the aggregate during the Term with respect to all Releases.

         "Environmental Complaint" shall mean any written notice of violation, notification of potential responsibility for investigation of clean-up of environmental conditions at the Real Property or Responsible Premises, any demand letter or complaint, order, citation or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Responsible Premises or any Loan Party's interest therein which by the express terms thereof or absence such express terms in such Loan Party's reasonable judgment is likely to or may result in an expenditure in excess of $500,000 with respect to any Release or in excess of $2,000,000 in the aggregate during the Term with respect to all Releases.

         Loan Parties shall, and in the case of the Responsible Premises, Canadian Guarantor shall, promptly forward to Lender all documents and reports concerning a Hazardous Discharge at the Real Property or Responsible Premises for which Borrowing Agent has furnished notice to the Lender as required under this Section 4.19(d).

               (e) Borrowing Agent shall promptly forward to Lender copies of any written notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Loan Party to dispose of Hazardous Substances which by the express terms thereof or absent such express terms is likely to or may result in an expenditure in excess of $500,000 with respect to any Release or in excess of $2,000,000 in the aggregate during the Term with respect to all Releases. Such information is to be provided solely to allow Lender to protect Lender's security interest in the Real Property and the Collateral.

               (f) Each Loan Party shall respond as a reasonably prudent owner within a reasonable time to any Notice of Release of Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Loan Party shall fail to respond promptly to any Notice of Release of Hazardous Discharge or Environmental Complaint or any Loan Party shall fail to comply with any of the requirements of any Environmental Laws, Lender may, but without the obligation to do so, for the sole purpose of protecting Lender's interest in Collateral: (A) give such notices or (B) enter onto the Real Property or Responsible Premises (or authorize third parties to enter onto the Real Property or Responsible Premises) and take such actions as Lender (or such third parties as directed by Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting

Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender and any Loan Party.

               (g) Within a reasonable time upon receipt of Notice of Release of Hazardous Discharge or Environmental Complaint under Section 4.19(d) hereof, Borrowing Agent shall provide Lender, at Borrowers' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Lender, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property or Responsible Premises and whether or not any abatement or remediation is necessary. Any report or investigation of such Hazardous Discharge proposed and deemed to be acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Lender. If such estimates, individually or in the aggregate, exceed $500,000 with respect to any Release or $2,000,000 in the aggregate during the Term with respect to all Releases, Lender shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Lender to secure payment of these costs and expenses.

               (h) Loan Parties shall defend and indemnify Lender and hold Lender harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Lender under or on account of any Environmental Laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property or Responsible Premises, whether or not the same originates or emerges from the Real Property or Responsible Premises or any contiguous real estate, including as a result of any loss of value of the Real Property or the Collateral as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Lender. Loan Parties' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property or Responsible Premises, whether or not any federal, provincial, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Loan Parties' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

               (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Loan Parties' right, title and interest in and to leased premises.

         4.20. FINANCING STATEMENTS. Except for the financing statements filed by Lender and the financing statements described on SCHEDULE 1.2(b), no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

         4.21. RELEASE OF SECURITY INTEREST IN EQUIPMENT. At such time as Amortizing Availability is reduced to zero, whether as a result of scheduled reductions in Amortizing Availability or by prepayment without penalty at the option of Borrowers (which prepayment shall be made via financing from a third party lender as set forth in Section 7.8 hereof), and all accrued interest on such Amortizing Availability to such time has been paid by Borrower, Lender shall release its Liens upon the fixed assets, including Equipment, of each Loan Party other than Equipment purchased with the proceeds of a Capital Expenditure Loan.


V.       REPRESENTATIONS AND WARRANTIES.

         Each Loan Party represents and warrants as follows:

         5.1. AUTHORITY. Each Loan Party has, with respect to any and all of this Agreement or the Other Documents into which it may be required to enter or under which it assumes any Obligations, full power, authority and legal right to enter into this Agreement and the Other Documents and perform all Obligations hereunder and thereunder. The execution, delivery and performance hereof and of the Other Documents (a) are within such Loan Party's corporate powers, have been duly authorized, are not in contravention of law or the terms of any Loan Party's by-laws, certificate of incorporation, articles of amalgamation or other applicable documents relating to any Loan Party's formation or to the conduct of any Loan Party's business or of any material agreement or undertaking to which any Loan Party is a party or by which any Loan Party is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of any Loan Party under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which any Loan Party is a party or by which it may be bound.

         5.2. FORMATION AND QUALIFICATION.

              (a) CMP is duly incorporated and in good standing under the laws of the State of New York, Canadian Guarantor is duly amalgamated and in good standing under the laws of Ontario, Alkar is duly incorporated and in good standing under the laws of the State of Michigan, and each Loan Party is qualified to do business and is in good standing in the respective jurisdictions listed on SCHEDULE 5.2 which constitute all jurisdictions in which qualification and good standing are necessary for any Loan Party, as applicable, to conduct its respective business and own its respective property and where the failure to so qualify would have a material adverse effect on such Loan Party or its respective business. Each Loan Party has delivered to Lender true and complete copies of its certificate of incorporation or articles of amalgamation, as the case may be, and by-laws and will promptly notify Lender of any amendment or changes thereto.

              (b) The only Subsidiaries of each Loan Party are listed on
SCHEDULE 5.2.

         5.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of each Loan Party contained in this Agreement and the Other Documents shall be true at the time of such Loan Party's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

         5.4. TAX RETURNS. CMP's federal tax identification number is 16-1144965. Alkar's federal tax identification number is 38-2055240. Each Loan Party has filed all federal, state, provincial and local tax returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state, provincial and local income tax returns of each Loan Party have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending March 31, 1996 with respect to CMP and March 31, 1998 with respect to Revenue Canada for Canadian Guarantor. The provision for taxes on the books of each Loan Party are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

         5.5. FINANCIAL STATEMENTS.

              The balance sheet of Borrowers on a Consolidated Basis as of March 31, 2000, and the related consolidated statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by a report thereon containing the opinion without qualification by independent certified public accountants, copies of which have been delivered to Lender, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur) and present fairly the financial position of Borrowers on a Consolidated Basis and the consolidated results of their operations for such period. Since March 31, 2000 there has been no change in the condition, financial or otherwise, of any Loan Party or any Subsidiary of any Loan Party, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

         5.6. CORPORATE NAME. No Loan Party has been known by any corporate name other than its current corporate name in the past five years except: in the case of CMP - Cold Metal Products Company, Inc., and in the case of Canadian Guarantor - Cold Metal Products Co., Limited and Direct Steel Inc. No Loan Party sells Inventory under any other name except as set forth on SCHEDULE 5.6, nor has any Loan Party been the surviving corporation of a merger or consolidation (except for the Canadian Guarantor amalgamation on or about April 1, 1998) or acquired all or substantially all of the assets of any Person during the preceding five (5) years except as set forth in Schedule 5.6(b).

         5.7. O.S.H.A. AND ENVIRONMENTAL COMPLIANCE.

              (a) Each Loan Party has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, to the extent applicable, the provisions of the Federal Occupational Safety and Health Act, RCRA, Ontario EPA and all other Environmental Laws; except as set forth on SCHEDULE 5.7(a), there have been no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations.

              (b) Each Loan Party has been issued or duly applied for all required federal, state, provincial and local licenses, certificates or permits relating to all applicable Environmental Laws.

              (c) Except as disclosed to Lender in SCHEDULE 5.7, (i) there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or Responsible Premises or any premises leased by Loan Parties; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or Responsible Premises or any premises leased by Loan Parties; (iii) neither the Real Property nor any Responsible Premises or premises leased by any Loan Party has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or Responsible Premises or any premises leased by any Loan Party, excepting such quantities as are handled in accordance with all Environmental Laws.

         5.8. SOLVENCY; NO LITIGATION, VIOLATION, INDEBTEDNESS OR DEFAULT.

              (a) Each Loan Party is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets (calculated on a going concern basis) is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

              (b) Except as disclosed in SCHEDULE 5.8(b), no Loan Party has (i) any pending or threatened litigation, actions or proceedings which involve the possibility of materially and adversely affecting its business, assets, operations, condition or prospects, financial or otherwise, or the Collateral, or the ability of any Loan Party to perform this Agreement, and (ii) any Indebtedness which would have a material adverse effect on the business of Borrowers and Guarantors, nor Indebtedness other than the Obligations except as permitted by Section 7.8 and as disclosed on SCHEDULE 7.8.

              (c) No Loan Party is in violation of any applicable statute, regulation or ordinance in any respect materially and adversely affecting the Collateral or its business, assets, operations or condition (financial or otherwise), or prospects, nor is any Loan Party in violation of any order of any court, governmental authority or arbitration board or tribunal.

              (d) (1) No Loan Party (excluding Canadian Guarantor) nor any member of a Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d)(1) hereto. Except as set forth in Schedule 5.8(d)(1): (i) no Plan has incurred any "accumulated funding deficiency", as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Loan Party (excluding Canadian Guarantor) and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and the applicable laws of all other jurisdictions in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under

Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither any Loan Party (excluding Canadian Guarantor) nor any member of the Controlled Group has incurred any liability to the PBGC, any plan administrator or trustee or any other Person in respect of a Plan other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated (in whole or in part) by the plan administrator thereof or by the PBGC, and there is no occurrence which would cause the PBGC, any Plan administrator or trustee or any other Person in respect of a Plan to institute proceedings under Title IV of ERISA to terminate (in whole or in part) any Plan,
(v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither any Loan Party nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither any Loan Party (excluding Canadian Guarantor) nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA, or the applicable laws of any other jurisdiction with respect to any Plan, (vii) neither any Loan Party (excluding Canadian Guarantor) nor any member of a Controlled Group has incurred any liability for any excise tax including arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) neither any Loan Party (excluding Canadian Guarantor) nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in
Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan,
(ix) each Loan Party (excluding Canadian Guarantor) and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR ss.2615.3 has not been waived, (xi) neither any Loan Party (excluding Canadian Guarantor) nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Loan Party (excluding Canadian Guarantor) and any member of the Controlled Group, and (xii) neither any Loan Party (excluding Canadian Guarantor) nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan including so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980,
(xiii) neither any Loan Party (excluding Canadian Guarantor) has made any application for a funding waiver or holiday or any extension of an amortization period in respect of any Plan; (xiv) all vacation pay, bonuses, salaries and wages, to the extent accruing due, are properly reflected in each Loan Party's (excluding Canadian Guarantor) books and records; (xv) no Lien (except for contribution amounts not yet due and owing) has arisen in connection with any Plan; and (xvi) there are no outstanding or pending or threatened investigations, claims, suits or proceedings in respect of any Plans (including to assert rights or claims to benefits) that has resulted or could reasonably result in a material adverse effect on the Collateral, the business, property, condition (financial or otherwise) or prospects of any Loan Party.

              (d) (2) Canadian Guarantor does not maintain or contribute to any Plan other than the Guarantor Plans. Except as set forth in Schedule 5.8(d)(2): to the extent applicable (i) no Guarantor Plan has incurred any funding deficiency on a solvency basis or going concern unfunded liability, as such terms are interpreted under the PBA, whether or not waived, and Canadian Guarantor has met all applicable minimum funding requirements under the PBA and the applicable laws of all other jurisdictions in respect of each Guarantor Plan, (ii) each Guarantor Plan is duly registered where required by, and is in compliance and good standing in all material respects under, to the extent applicable, the PBA and all other applicable laws, acts, statutes, regulations, orders, directives and agreements, including, without limitation, the Income Tax Act of Canada, (iii) Canadian Guarantor has not incurred any liability to the extent applicable to the Pension Regulator, any Plan administrator or trustee or any other Pension in respect of a Guarantor plan, other than for payment of premiums and plan benefits, and there are no premium payments which have become due which are unpaid, (iv) no Guarantor Plan has been terminated or, to the extent applicable, wound up (in either case, in whole or in part) by the Pension Regulator or the plan administrator thereof, and there is no occurrence which would cause any plan administrator or trustee or to the knowledge of such Guarantor, the Pension Regulator or any other Person in respect of a Plan to institute proceedings to terminate or wind up (in either case, in whole or in part) any Guarantor Plan, (v) the current value of the assets of each Guarantor Plan exceeds the present value of the accrued benefits and other liabilities of such Guarantor Plan, and no Loan Party knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Loan Party has breached any of the responsibilities, obligations or duties imposed on it by the PBA or the applicable laws of any other jurisdiction with respect to any Guarantor Plan,
(vii) Canadian Guarantor has not to its knowledge taken any action which would constitute or result in a Termination Event with respect to any such Guarantor Plan, (viii) Canadian Guarantor has made all contributions due and payable with respect to each Guarantor Plan, (ix) Canadian Guarantor has no fiduciary responsibility for investments with respect to any Plan existing for the benefit of persons other than employees and former employees of Canadian Guarantor and their beneficiaries, and (x) Canadian Guarantor has not made any application for any extension of an amortization period in respect of any Guarantor Plan; (xi) all vacation pay, bonuses, salaries and wages, to the extent accruing due, are properly reflected in Canadian Guarantor's books and records; (xii) no Lien has arisen in connection with any Guarantor Plan, except for Permitted Encumbrances; and (xiii) to the knowledge of Canadian Guarantor there are no outstanding or pending or threatened investigations, claims, suits or proceedings in respect of any Guarantor Plans (including to assert rights or claims to benefits) that has resulted or could reasonably result in a material adverse effect on the Collateral, the business property, condition (financial or otherwise) or prospects of any Borrower or Canadian Guarantor.

         5.9. PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, tradenames, assumed names, and trade secrets, and licenses with respect to the foregoing, owned or utilized by any Loan Party are set forth on SCHEDULE 5.9, are valid and have been duly registered (or application for registration duly filed) or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, tradename, trade secret or license and no Loan Party is aware of any grounds for any challenge, except as set forth in
SCHEDULE 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by any Loan Party and all trade secrets used by any Loan

Party consists of original material or property developed by such Loan
Party or was lawfully acquired by such Loan Party from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by any Loan Party, such Loan Party is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on SCHEDULE 5.9 hereto.

         5.10. LICENSES AND PERMITS. Except as set forth in SCHEDULE 5.10, each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective of any Loan Party.

         5.11. DEFAULT OF INDEBTEDNESS. No Loan Party is in default in the payment of the principal of or interest on any Indebtedness in excess of $100,000 or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder and result in the acceleration of such Indebtedness.

         5.12. NO DEFAULT. No Loan Party is in default in any material respect in the payment or performance of any of its contractual obligations and no Default has occurred.

         5.13. NO BURDENSOME RESTRICTIONS. No Loan Party is party to any contract or agreement the performance of which would materially adversely affect the business, assets, operations, condition (financial or otherwise) or prospects of any Loan Party. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         5.14. NO LABOR DISPUTES. No Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any of any Loan Party's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on SCHEDULE 5.14 hereto.

         5.15. MARGIN REGULATIONS. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         5.16. INVESTMENT COMPANY ACT. No Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

         5.17. DISCLOSURE. No representation or warranty made by any Loan Party in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Loan Party or which reasonably should be known to any Loan Party which any Loan Party has not disclosed to Lender in writing with respect to the transactions contemplated by this Agreement which materially and adversely affects the condition (financial or otherwise), results of operations, business, or assets of any Loan Party.

         5.18. INTENTIONALLY OMITTED

         5.19. SWAPS. No Loan Party is a party to, nor will it be a party to, any swap agreement whereby such Loan Party has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

         5.20. CONFLICTING AGREEMENTS. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Loan Party or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

         5.21. APPLICATION OF CERTAIN LAWS AND REGULATIONS. No Loan Party nor any Affiliate of any Loan Party is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.22. BUSINESS AND PROPERTY OF LOAN PARTY . Upon and after the Closing Date, Loan Parties do not propose to engage in any business other than as described in CMP's Form 10-K Annual Report for the fiscal year ended March 31, 2000. On the Closing Date, each Loan Party will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Loan Party.

         5.23. WORKERS' COMPENSATION. No Loan Party has any unpaid workers' compensation or like obligations which could in the aggregate, have a material adverse effect on the business or affairs of any Loan Party, except as are being incurred, and paid on a current basis in the ordinary course of business, and there are no proceedings, claims, actions, orders or investigations relating to worker's compensation outstanding, pending or, to their knowledge, threatened relating to them or any of their employees or former employees which could, in the aggregate, have such material adverse effect.

         5.24. RESPONSIBLE PREMISES. Except as set forth in Schedule 5.24 (a) no part of the Responsible Premises has been condemned, taken or expropriated by any provincial, state, municipal or any other competent authority, and no alteration, repair, improvement or other work has been ordered or directed to be done or performed to or in respect of such property by any provincial, state, municipal or any other competent authority; (b) there are no Liens, easements, encroachments, rights-of-way, work orders, licenses, concession agreements, leases or tenancies affecting the Responsible Premises, save and except for Permitted Encumbrances; (c) there is nothing owing in respect of the Responsible Premises including any leasehold property (to the extent any Loan Party is or may be liable for same) to any municipality or to any corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water or for the use thereof or for the fittings, machines, apparatus, meters or other things leased in respect thereof or for any work or service performed for any such corporation or commission in connection with such public utilities, except current charges and Permitted Encumbrances; (d) no such Loan Party retains any interest, beneficially or otherwise, in any land abutting the Responsible Premises either by way of fee or equity of redemption in or a power or right to grant or exercise a power of appointment with respect to, any such land abutting the Responsible Premises; (e) the buildings on the Responsible Premises are located entirely within the limits of such Responsible Premises, and all present uses in respect of the Responsible Premises may lawfully be continued, and all permitted uses are satisfactory for the Borrowers' and Canadian Guarantor's current and intended purposes; (f) there are no unsatisfied judgments against Borrowers or Canadian Guarantor and there are no writs of execution which would affect the Responsible Premises, including or any of their interests in any leasehold property; (g) all real property taxes, including local improvement rates, have been paid when due to date in respect of the Responsible Premises; (h) all accounts for work and service performed, and materials placed or furnished upon or in respect of the Responsible Premises, including any of its leasehold property, including any claims by any municipal, provincial or other competent authority, have been fully paid, and no one is entitled to claim a lien under the Construction Lien Act of Ontario (or any similar law or legislation of any jurisdiction applicable to the Responsible Premises) against such Responsible Premises or any part thereof; and (i) no portion of the loans are being advanced or used in connection with any alteration, addition or improvement to or work on or in respect of the Responsible Premises.


VI.      AFFIRMATIVE COVENANTS.

         Each Loan Party shall, until payment in full of the Obligations and termination of this Agreement:

         6.1. PAYMENT OF FEES. Pay to Lender on demand all usual and customary fees and expenses which Lender incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Lender may, without making demand, charge the Borrowers' Account for all such fees and expenses.

         6.2. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so would have a material adverse effect on any Loan Party or its business; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

         6.3. VIOLATIONS. Promptly notify Lender in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to any Loan Party which may materially and adversely affect the Collateral or any Loan Party's business, assets, operations, condition (financial or otherwise) or prospects.

         6.4. GOVERNMENT RECEIVABLES. Take all steps necessary to protect Lender's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Lender appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Loan Party and the United States, any state or any department, agency or instrumentality of any of them. The Lender and each Loan Party acknowledge that the Canadian Guarantor will not comply with the Financial Administration Act of Canada or similar provincial laws and that no Receivables payable by the Government of Canada or any province, or any agency or instrumentality thereof will be "Eligible Receivables".

         6.5. CURRENT RATIO. Cause the ratio of consolidated current assets to consolidated current liabilities, exclusive of current liabilities which comprise Indebtedness to Lender, for Borrowers on a Consolidated Basis, to be not less than 1.65 to 1 at the end of each fiscal quarter during the Term.

         6.6. INTENTIONALLY OMITTED.

         6.7. INTENTIONALLY OMITTED.

         6.8. FIXED CHARGE COVERAGE. Commencing with the fiscal quarter ending on and after September 30, 2000 and each fiscal quarter ending thereafter, in each case for the four fiscal quarters then ended, cause the ratio of (x) the sum of aggregate net income of Borrowers on a Consolidated Basis for such fiscal period plus any Capital Expenditure Loans advanced by Lender to Borrowers plus the aggregate amount of income tax, interest, depreciation and amortization, and all other non-cash expense used in determining such net income during such fiscal period as set forth in the adjustments to reconcile net income to net cash provided by operating activities as reflected on the Borrowers and Guarantors Consolidated Statement of Cash Flows to (y) aggregate consolidated interest expense during such fiscal period plus aggregate amount of tax expense and capital expenditures paid in cash during such fiscal period

(and not financed with the proceeds of a Capital Expenditure Loan) plus, without duplication, the aggregate amount of scheduled reductions in availability during such fiscal period pursuant to Section 2.1(a)(y)(iii) hereof to be not less than 1.0:1.0.

         6.9. TOTAL LIABILITIES TO EQUITY. Cause the ratio of total consolidated Indebtedness to consolidated stockholders equity (exclusive of Borrowers' foreign currency translation adjustment account) for Borrowers on a Consolidated Basis to be not more than 4.11 to 1 at the end of each fiscal quarter during the Term.

         6.10. EXECUTION OF SUPPLEMENTAL INSTRUMENTS. Execute and deliver to Lender, from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Lender may request, in order that the full intent of this Agreement may be carried into effect.

         6.11. PAYMENT OF INDEBTEDNESS. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Loan Party shall have provided for such reserves as Lender may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lender.

         6.12. STANDARDS OF FINANCIAL STATEMENTS. Cause all financial statements referred to in Sections 9.7, 9.9, 9.10, 9.12 and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).


VII.     NEGATIVE COVENANTS.

         No Loan Party shall until satisfaction in full of the Obligations and termination of this Agreement:

         7.1. MERGER, CONSOLIDATION, ACQUISITION AND SALE OF ASSETS.

              (a) Enter into any merger, consolidation, amalgamation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it; PROVIDED, HOWEVER, that Loan Parties may enter into any such transaction if (i) the aggregate amount of all such transactions during any fiscal year does not exceed $3,000,000, (ii) Lender has a valid and enforceable lien on and security interest in the assets of any such acquired Person and (iii) no Default or Event of Default would be in existence after giving effect thereto.

              (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business and except as otherwise permitted elsewhere in this agreement.

         7.2. CREATION OF LIENS. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

         7.3. GUARANTEES. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lender) except (a) as disclosed on SCHEDULE 7.3, and (b) the endorsement of checks in the ordinary course of business.

         7.4. INVESTMENTS. Except as otherwise provided in this Agreement, purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

         7.5. LOANS. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, (b) loans to its employees in the ordinary course of business not to exceed the aggregate amount of (i) $1,000,000 at any time outstanding from the Closing Date to and including March 31, 2001, and (ii) $250,000 at any time outstanding from April 1, 2001 and thereafter during the Term and (c) loans by any Loan Party to (and repayments of loans by) any other Loan Party.

         7.6. CAPITAL EXPENDITURES. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an amount in excess of $12,000,000 in the aggregate for Loan Parties, Guarantors and their respective Subsidiaries;

         7.7. DIVIDENDS. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Loan Party (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Loan Party except that:

              (a) dividends may be declared and paid by any Loan Party or a Subsidiary of any Loan Party to a Borrower provided that all applicable withholding taxes are withheld and remitted when required and Canadian Guarantor may redeem some or all of its Class A Special Shares upon delivery to Lender of a letter in the form of
Exhibit 7.7(a) attached to this Agreement along with a replacement stock certificate representing 100% of the issued Class A Special Shares of Canadian Guarantor and a stock power signed in blank and medallion guaranteed, and

              (b) so long as (i) a notice of termination with regard to this Agreement shall not be outstanding, (ii) no Event of Default or Default shall have occurred, and (iii) the purpose for such purchase, redemption or dividend shall be as set forth in writing to Lender at least ten (10) days prior to such purchase, redemption or dividend and such purchase, redemption or dividend shall in fact be used for such purpose, CMP shall be permitted to (x) pay dividends in an aggregate, cumulative amount not to exceed $2,286,000 (which was calculated in accordance with prior agreements) plus twenty-five percent (25%) of CMP's after-tax income on a cumulative basis calculated commencing with the results of CMP's fiscal year ending March 31, 2001 and (y) repurchase or redeem its common stock not to exceed the aggregate amount of $3,000,000; PROVIDED, HOWEVER, that after giving effect to the payment of any redemption of CMP's stock under this Subsection 7.7(b) in addition to the foregoing requirement Borrowers shall also have Undrawn Availability equal to no less than $10,000,000.

         7.8. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) of any Loan Party except in respect of
(i) Indebtedness to Lender; (ii) Indebtedness incurred for capital expenditures permitted under Section 7.6 hereof, (iii) Indebtedness disclosed on SCHEDULE 7.8, (iv) Indebtedness in connection with loans permitted under Section 7.5 and
(v) Indebtedness to third party lenders in connection with a refinancing of Obligations constituting Amortizing Availability permitted under Section 4.21, provided that such third party lender shall subordinate such debt and any Liens securing such debt to the Obligations pursuant to a subordination agreement in form and substance satisfactory to Lender.

         7.9. NATURE OF BUSINESS. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

         7.10. TRANSACTIONS WITH AFFILIATES. Except as permitted by Section 7.5 hereof or disclosed on SCHEDULE 7.10 hereto, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

         7.11. LEASES. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property (unless capitalized and permitted under Section 7.6 hereof) for Loan Parties would exceed $5,000,000 in any one fiscal year.

         7.12. SUBSIDIARIES.

               (a) Form any Subsidiary unless (i) there is not then continuing an Event of Default and no Default or Event of Default would occur as a result of such formation, (ii) Lender shall be satisfied with the capital and debt structure of the Subsidiary, (iii) such Subsidiary expressly joins in this Agreement as a Guarantor and becomes jointly and severally liable for the obligations of the Loan Parties hereunder and under the Other Documents, (iv) Lender shall have obtained a valid and enforceable first priority perfected Lien on the Collateral of such Subsidiary, and (v) Lender shall have received all documents, including legal opinions and financial statements, it may reasonably require to establish compliance with each of the foregoing conditions.

               (b) Enter into any partnership, joint venture or similar arrangement; PROVIDED, HOWEVER, that Borrowers may enter into any such transactions or arrangements to the extent that (i) the aggregate value of all such transactions or arrangements do not exceed $3,000,000 during any fiscal year and (ii) there is no existing Default or Event of Default and no Default or Event of Default would occur as a result of such transaction or arrangement.

         7.13. FISCAL YEAR AND ACCOUNTING CHANGES. Change its fiscal year from March 31 or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

         7.14. PLEDGE OF CREDIT. Now or hereafter pledge Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than any Loan Party's business as conducted on the date of this Agreement.

         7.15. AMENDMENT OF ARTICLES OF INCORPORATION, BY-LAWS. Amend, modify or waive any material term or provision of its Articles of Incorporation or Amalgamation or By-Laws unless required by law.

         7.16. COMPLIANCE WITH ERISA AND PBA. (i) (x) Maintain, or permit any member of a Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of a Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) in the case of the Borrowers, engage, or permit any member of a Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of a Controlled Group to incur, any, in the case of Loan Parties (other than Canadian Guarantor) "accumulated funding deficiency," as that term is defined in
Section 302 of ERISA or Section 412 of the Code or, in the case of the Canadian Guarantor, any funding deficiency on a solvency basis as such term is interpreted under the PBA that is greater than the Threshold Amount, (iv) terminate or wind up (in whole or in part), or permit any member of a Controlled Group to terminate or wind up (in whole or in part), any Plan where such event could result in the imposition of a Lien (other than a Permitted Encumbrance) on the property of any Loan Party or any member of a Controlled Group pursuant to
Section 4068 of ERISA or applicable provisions of the PBA, (v) assume, or permit any member of a Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of a Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Lender of the occurrence of any Termination Event of which it is aware, (viii) fail to comply, or permit a member of a Controlled Group to fail to comply, with the requirements of ERISA, the PBA or the Code or other applicable laws in respect of any Plan, or (ix) fail to meet, or permit any member of a Controlled Group to fail to meet, all minimum funding requirements under ERISA, the PBA or the Code or postpone or delay or allow any member of a Controlled Group to postpone or delay any funding requirement with respect of any Plan.

         7.17. PREPAYMENT OF INDEBTEDNESS. At any time, directly or indirectly, prepay any Indebtedness (other than to Lender and other than trade accounts payable and pension obligations), or repurchase, redeem, retire or otherwise acquire any Indebtedness of Loan Parties for borrowed money; PROVIDED, HOWEVER, that, so long as no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, (i) Loan Parties may modify, refinance or prepay any Indebtedness related to the Ottawa Financing,
(ii) Loan Parties may prepay Indebtedness in the ordinary course of business not to exceed $100,000 in the aggregate in any fiscal year and (iii) Loan Parties may repay loans by each of them to the other.


VIII.    CONDITIONS PRECEDENT.

         8.1. CONDITIONS TO INITIAL ADVANCES. The obligations of Lender hereunder and the effectiveness of the amendment and restatement of the Original Loan Agreement are each subject to the following conditions precedent:

              (a) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Lender to be filed, registered or recorded in order to create, in favor of Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

              (b) CORPORATE PROCEEDINGS OF LOAN PARTIES . Lender shall have received a copy of the resolutions in form and substance reasonably satisfactory to Lender, of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement, and any Other Documents, (collectively the "Documents") and (ii) the granting by each Loan Party of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

              (c) INCUMBENCY CERTIFICATES OF LOAN PARTIES. Lender shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

              (d) CERTIFICATES. Lender shall have received a copy of the Articles or Certificate of Incorporation and Amalgamation of each Loan Party, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each Loan Party and all agreements of each Loan Party's shareholders certified as accurate and complete by the Secretary or Assistant Secretary of such Loan Party ;

              (e) GOOD STANDING CERTIFICATES. Lender shall have received good standing certificates for each Loan Party dated not more than 25 days prior to the Closing, issued by the Secretary of State or other appropriate official of each Loan Party's jurisdiction of incorporation and each jurisdiction where the conduct of each Loan Party's business activities or the ownership of its properties necessitates qualification;

              (f) LEGAL OPINION. Lender shall have received the executed legal opinions of Cohen Swados Wright Hanifin Bradford & Brett, LLP and of Blake, Cassels & Graydon and Quebec counsel to the Canadian Guarantor, in form and substance satisfactory to Lender, which shall cover such matters incident to the transactions contemplated by this Agreement and related agreements as Lender may reasonably require;

              (g) CONSENTS. Lender shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Lender shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Lender and its counsel shall deem necessary; and

              (h) NO ADVERSE MATERIAL CHANGE. (i) Since March 31, 2000, there shall have occurred (x) no material adverse change in the condition, financial or otherwise, operations, properties or prospects of any Loan Party, (y) no material damage or destruction to any of the Collateral nor any material depreciation in the value thereof and (z) no event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of any Loan Party and
(ii) no representations made or information supplied to Lender shall have been proven to be inaccurate or misleading in any material respect.

              (i) CONSENT OF PARTICIPANTS. Lender shall have received the consent of the existing Transferee lenders to the execution of this Agreement and the transactions contemplated herein.

              (j) CLOSING FEE. Lender shall have received the Closing Fee required by Section 3.8.

         8.2. CONDITIONS TO EACH ADVANCE. The agreement of Lender to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

              (a) REPRESENTATIONS AND WARRANTIES. Except for such events or changes in circumstances which are permitted under this Agreement and of which Borrowing Agent has notified Lender, each of the representations and warranties made by any Loan Party in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

              (b) NO DEFAULT. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; PROVIDED, HOWEVER that Lender, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

              (c) MAXIMUM ADVANCES. In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum Advances permitted under Section 2.1 hereof.

Each request for an Advance by Borrowing Agent hereunder shall constitute a representation and warranty by each Loan Party as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

         8.3. CONDITIONS TO EACH CAPITAL EXPENDITURE LOAN. The agreement of Lender to make any Capital Expenditure Loan is subject to satisfaction of the following additional conditions precedent: (a) receipt by Lender of (i) a copy of the invoice relating to the Equipment being purchased, (ii) evidence that such Equipment has been shipped to a Borrower, (iii) evidence that the requested Capital Expenditure Loan does not exceed eighty-five percent (85%) of the net invoice cost of such Equipment purchased by a Borrower (which shall be exclusive of shipping, handling, taxes, installation and all other "soft" costs), and (iv) such other documentation and evidence that Agent may request; (b) after giving effect thereto, the aggregate Capital Expenditure Loans shall not exceed the Maximum Capital Expenditure Amount and the sum of all Advances, including Capital Expenditure Loans shall not exceed the Maximum Revolving Advance Amount or the Maximum Loan Amount; and (c) Lender shall have obtained a perfected, first priority lien upon the Equipment.

Each request for a Capital Expenditure Loan by Borrowing Agent hereunder shall constitute a representation and warranty by each Loan Party as of the date of such Capital Expenditure Loan that the conditions contained in this subsection shall have been satisfied.

IX.      INFORMATION AS TO LOAN PARTIES.

         Borrowing Agent shall, until satisfaction in full of the Obligations and the termination of this Agreement:

         9.1. DISCLOSURE OF MATERIAL MATTERS. Immediately upon learning thereof, report to Lender all matters materially affecting the value, enforceability or collectability of any portion of the Collateral including, without limitation, any Loan Party's reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

         9.2. SCHEDULES. Deliver to Lender on or before the thirtieth (30th) day of each month as and for the prior month (a) accounts receivable ageings, (b) accounts payable schedules, (c) Inventory reports and (d) Borrowing Base Certificate, PROVIDED, HOWEVER, Lender may require reporting on a daily basis following the occurrence and during the continuance of an Event of Default. In addition, Borrowing Agent will deliver to Lender at such intervals as Lender may require: (i) confirmatory assignment schedules together with invoice registers, and (ii) such further schedules, documents or information regarding the Collateral as Lender may require including, without limitation, trial balances and test verifications. Lender shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Lender and executed by Borrowing Agent and delivered to Lender from time to time solely for Lender's convenience in maintaining records of the Collateral, and Borrowing Agent's failure to deliver any of such items to Lender shall not affect, terminate, modify or otherwise limit Lender's Lien with respect to the Collateral.

         9.3. ENVIRONMENTAL REPORTS. Furnish Lender, concurrently with the delivery of the financial statements referred to in Sections 9.7, with a certificate of Borrowing Agent signed by the President of Borrowing Agent stating, to the best of his knowledge, that there have been no events requiring notice to the Lender as required under Section 4.19 of this Agreement other than such notices as have been furnished to the Lender since the last such certificate furnished by the Borrowing Agent.

         9.4. LITIGATION. Promptly notify Lender in writing of any litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, which may materially and adversely affect the Collateral or Borrower's business, assets, operations, condition or prospects (financial or otherwise).

         9.5. MATERIAL OCCURRENCES. Promptly notify Lender in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Internal Revenue Code, could subject any Loan Party to a tax imposed by Section 4971 of the Internal Revenue Code; (d) any matter which may give rise to a Termination Event or any termination or windup (in whole or in part) of any Plan or any Lien (choate or inchoate, except for monthly contribution amounts not due and unpaid) on any of Collateral, (e) each and every default by any Loan Party which might result in the acceleration of the maturity of Indebtedness in excess of $750,000, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (f) any other development in the business or affairs of any Loan Party which might reasonably be expected to be materially adverse; in each case describing the nature thereof and the action Borrowing Agent proposes to take with respect thereto.

         9.6. GOVERNMENT RECEIVABLES. Notify Lender immediately if any Loan Party's Receivables arise out of contracts between such Loan Party and the United States or Canada, any state, province or any department, agency or instrumentality of any of them.

         9.7. ANNUAL FINANCIAL STATEMENTS. Furnish Lender within ninety (90) days after the end of each fiscal year of Loan Parties, financial statements of Borrowers on a Consolidated Basis and on a consolidating basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Loan Parties and satisfactory to Lender (the "Accountants"). The report of such accounting firm shall be accompanied by a statement of such accounting firm certifying Loan Parties compliance with the requirements or restrictions imposed by Sections 6.5, 6.8 and 6.9. In addition, the reports shall be accompanied by a certificate of Borrowing Agent's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such event and, such certificate shall have appended thereto calculations which set forth Loan Parties' compliance with the requirements or restrictions imposed by Sections 6.5, 6.8 and 6.9 hereof.

         9.8. INTENTIONALLY OMITTED.

         9.9. MONTHLY FINANCIAL STATEMENTS. Furnish Lender within thirty (30) days after the end of each month, an unaudited balance sheet and statement of stockholders' equity and cash flow of Borrowers on a Consolidated Basis and unaudited statements of income of Borrowers on a Consolidated Basis and on a consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate of Borrowing Agent, signed by the President or Chief Financial Officer of Borrowing Agent, which shall state whether an Event of Default or a Default has occurred. With respect to the monthly financial statements relating to the last month of a fiscal quarter, such certificate shall have appended thereto calculations which set forth Loan Parties' compliance with the requirements or restrictions imposed by Sections 6.5, 6.8 and 6.9 hereof.

         9.10. OTHER REPORTS. Furnish Lender as soon as available, but in any event within thirty (30) days after the issuance thereof, with copies of such financial statements, reports and returns as each Loan Party shall send to its stockholders generally.

         9.11. ADDITIONAL INFORMATION. Furnish Lender with such additional information as Lender shall reasonably request in order to enable Lender to determine whether the terms, covenants, provisions and conditions of this Agreement have been complied with by Loan Parties including, without limitation and without the necessity of any request by Lender, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Loan Party's opening of any new office or place of business or any Loan Party's closing of any existing office or place of business, and (c) promptly upon any Loan Party's learning thereof, notice of any labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party is a party or by which any Loan Party is bound.

         9.12. PROJECTED OPERATING BUDGET. Furnish Lender, no later than forty-five (45) days after the beginning of each Loan Party's fiscal years commencing with fiscal year 2001, a month by month projected operating budget and cash flow of Loan Parties (on a consolidated basis) for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by Borrowing Agent's President or Chief Financial Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

         9.13. REVISIONS TO PROJECTIONS. Promptly furnish Lender, on a quarterly basis, any revisions of the projections delivered pursuant to Section 9.12 hereof, giving effect to actual year to date results and anticipated results for the balance of the applicable fiscal year.

         9.14. NOTICE OF SUITS, ADVERSE EVENTS. Furnish Lender with prompt notice of (i) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Authority or any other Person that is material to the operation of any Loan Party's business, (ii) any refusal by any Governmental Authority or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Loan Party with any Governmental Authority or Person, if such reports indicate any material change in the business, operations, affairs or condition of such Loan Party, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Authority or Person which specifically relate to any Loan Party.

         9.15. ERISA NOTICES AND REQUESTS. Furnish Lender with immediate written notice in the event that (i) any Loan Party or any member of a Controlled Group knows or has reason to know that a Lien has arisen in respect of any Plan (except for current contribution amounts not due and unpaid) or that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or member of a Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, Pension Regulator, PBGC or any other Governmental Authority or Person (except for benefit claims in the ordinary course)with respect thereto, (ii) any Loan Party or any member of a Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred together with a written statement describing such transaction and the action which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver or holiday request has been filed or taken with respect to any Plan together with all communications received by any Loan Party or any member of the Controlled Group with respect to such request or action, (iv) the establishment of any new Plan or the commencement of contributions to any Plan to which any Loan Party or any member of the Controlled Group was not previously contributing shall occur, (v) any Loan Party or any member of the Controlled Group shall receive from the PBGC, Pension Regulator or other Governmental Authority or notice of proposal to windup any Plan or notice of proposal to appoint an administrator in respect of any Plan or any other notice of intention to terminate or wind up (in whole or in part) a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Loan Party or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, together with copies of each such letter;
(vii) any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment or remittance in respect of any Plan on or before the due date for such installment or payment; (ix) any Loan Party or any member of the Controlled Group knows that
(a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or
(c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan. Each Loan Party shall forthwith provide to Lender a copy of each actuarial valuation made in respect of any Plan of such Loan Party that is filed with a Pension Regulator.

         9.16. ADDITIONAL DOCUMENTS. Execute and deliver to Lender, upon request, such documents and agreements as Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X.       EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1. failure by any Loan Party to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due;

         10.2. any representation or warranty made or deemed made by any Loan Party in this Agreement, any of the Other Documents or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

         10.3. failure by any Loan Party to (i) furnish financial information when due or when requested, or (ii) permit the inspection of its books or records;

         10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Loan Party's property which is not stayed or lifted within thirty (30) days;

         10.5. failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between any Loan Party and Lender other than a failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 6.4 or 9.6 hereof which is cured within thirty (30) days from the occurrence of such failure or neglect;

         10.6. one or more judgments is rendered or judgment liens or writs of seizure, execution or similar process or distress or hypothecary right of a landlord or any right of an unpaid seller to reclaim or repossess any property shall be issued, exercised or filed against any Loan Party for an amount in excess of $500,000 in the aggregate for all Loan Parties which within thirty
(30) days of such rendering or filing are not either satisfied, stayed or discharged of record;

         10.7. any Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, (x) any petition filed against it in any involuntary case under such bankruptcy laws, or (y) any proceeding or petition seeking the appointment of a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property, or (vii) take any action for the purpose of effecting any of the foregoing;

         10.8. any Loan Party shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

         10.9. Canadian Guarantor or any other Subsidiary of CMP shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business,

(iii) make a general assignment for the benefit of creditors or, in the case of Canadian Guarantor or any Canadian Subsidiary, file any proposal or notice of intent to file a proposal, (iv) commence a voluntary proceeding under any state, province or federal bankruptcy, insolvency, liquidation, winding up or restructuring laws (as now or hereafter in effect) (collectively "Bankruptcy Laws"), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition or otherwise institute any proceeding seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, (x) any petition, action, proposal or proceeding filed or instituted against it in any involuntary case under such Bankruptcy Laws or (y) any action or proceeding or petition seeking the appointment of a receiver, custodian, administrator, monitor, trustee or liquidator of itself or all or a substantial part of its property, or (viii) take any action for the purpose of effecting any of the foregoing;

         10.10. any change in any Loan Party's condition or affairs (financial or otherwise) which in Lender's good faith opinion materially and adversely impairs the Collateral or the ability of such Loan Party to perform its Obligations under this Agreement or of any Guarantor under the Guarantee;

         10.11. any Lien created hereunder or provided for hereby or under the Other Documents for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

         10.12. a default of the obligations of any Loan Party under the Other Documents or any other agreement to which it is a party shall occur which materially and adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

         10.13. termination or breach of any Guarantee or similar agreement executed and delivered to Lender in connection with the Obligations of any Loan Party, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guarantee or similar agreement or, any Guarantor fails to perform or observe any of its obligations under the Other Documents to which it is party or shall challenge the validity, binding effect or enforceability of any such Other Documents;

         10.14. any Change of Control or if CMP ceases to own 100% of the capital stock of Alkar or Canadian Guarantor;

         10.15. any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall so claim in writing to Lender;

         10.16. (i) any Governmental Authority shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Loan Party, the continuation of which is material to the continuation of any Loan Party's business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty
(60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Loan Party's business and the staff of such Governmental Authority issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of any Loan Party's business shall be revoked or terminated and not replaced by a substitute acceptable to Lender within thirty
(30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would have a material adverse effect on any Loan Party's business or financial condition;

         10.17. any portion of the Collateral shall be seized or taken by a Governmental Authority, or any Loan Party or the title and rights of any Loan Party or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Lender, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

         10.18. an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Plan or the applicable Governmental Authority, including as applicable the Pension Regulator or PBGC, (or both) which, in the reasonable judgment of Lender, would have a material adverse effect upon the Collateral or the ability of any Loan Party to perform its Obligations under this Agreement or the Other Documents; or

         10.19. any Event of Default shall occur under any of the Guarantor Security Documents.


XI.      BANK'S RIGHTS AND REMEDIES AFTER DEFAULT.

         11.1. RIGHTS AND REMEDIES. Upon the occurrence of (i) an Event of Default pursuant to Article 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lender to make Advances shall be deemed terminated; (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Lender all Obligations shall be immediately due and payable and Lender shall have the right to terminate this Agreement and to terminate the obligation of Lender to make Advances; and (iii) a filing of a petition against any Loan Party in any involuntary case under any state or federal bankruptcy laws the obligation of Lender to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Loan Party. Upon the occurrence of any Event of Default, Lender shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code, the PPSA, including rights as a hypothecary creditor under the Civil Code of Quebec, and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure or to take possession of and sell any or all of the Collateral with or without judicial process. Lender may enter any of any Loan Party's premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Lender may deem advisable and Lender may require one or more of the Loan Parties to make the Collateral available to Lender at a convenient place. With or without having the Collateral at the time or place of sale, Lender may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery (other than Guarantor Collateral), as Lender may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Loan Parties at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Lender may bid for and become the purchaser, and Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Loan Party. In connection with the exercise of the foregoing remedies, Lender is granted permission to use without charge all of each Loan Party's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral (other than Guarantor Collateral) shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and, third, to the principal of the Obligations. If any deficiency shall arise, Loan Parties shall remain liable to Lender therefor. All proceeds realized from the sale of any Guarantor Collateral and payments made by any Guarantor pursuant to the Guarantee or otherwise shall be applied as follows: first, to the principal of the Obligations; second, to reasonable costs and expenses incurred by the Lender; and third, to interest due upon or compromised in the Obligations and to any other Obligations then due.

         11.2. LENDER'S DISCRETION. Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Lender's rights hereunder.

         11.3. SETOFF. In addition to any other rights which Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Lender shall have a right to apply any of any Loan Party's property held by Lender to reduce the Obligations.

         11.4. RIGHTS AND REMEDIES NOT EXCLUSIVE. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies, all of which shall be cumulative and not alternative.


XII.     WAIVERS AND JUDICIAL PROCEEDINGS.

         12.1. WAIVER OF NOTICE. Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         12.2. DELAY. No delay or omission on Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

         12.3. JURY WAIVER. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


XIII.    EFFECTIVE DATE AND TERMINATION.

         13.1. TERM. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party and Lender, shall become effective on the date hereof and shall continue in full force and effect until the last day of the Term unless sooner terminated as herein provided. The Term shall be automatically extended for successive periods of one (1) year each unless terminated by either party at the end of such initial Term or any successive Term by giving the other party sixty
(60) days prior written notice. Borrowers may terminate this Agreement at any time upon ten (10) days' prior written notice ("Termination Date") upon payment in full of the Obligations.

         13.2. TERMINATION. The termination of the Agreement shall not affect any of Loan Party's or Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Lender hereunder and the financing statements filed hereunder shall continue in full force and effect except as set forth in Section 4.21, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Loan Party have been paid or performed in full after the termination of this Agreement or each Loan Party has furnished Lender with an indemnification satisfactory to

Lender with respect thereto. Accordingly, each Loan Party waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to any Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are repaid or performed in full.


XIV.     MISCELLANEOUS.

         14.1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon FORUM NON CONVENIENS. Any judicial proceeding by any Loan Party against Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

         14.2. ENTIRE UNDERSTANDING. This Agreement and the documents executed concurrently herewith contain the entire understanding between each Loan Party and Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Loan Party's and Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

         14.3. SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NEW LENDERS.

               (a) This Agreement shall be binding upon and inure to the benefit of each Loan Party, Lender, all future holders of the Notes and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

               (b) Lender may sell, assign or transfer all or any part of its rights under this Agreement and all related agreements, instruments and documents provided Borrowing Agent is given notice of such sale as soon as practicable and the transferee agrees to perform the obligations of the transferor; in addition to the foregoing, each Loan Party acknowledges that in the regular course of commercial banking business Lender may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof. Each Loan Party hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

         14.4. APPLICATION OF PAYMENTS. Lender shall, subject to Section 11.1 hereof, have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or Lender receives any payment or proceeds of the Collateral for any Loan Party's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

         14.5. INDEMNITY. Loan Parties shall indemnify Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of Lender.

         14.6. NOTICE. Any notice or request hereunder may be given to any Loan Party or to Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (c) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

       (A)  If to Lender, at:         GMAC COMMERCIAL CREDIT LLC
                                      1290 Avenue of the Americas
                                      New York, New York 10104
                                      Attention:   Anthony Viola
                                      Telephone:   (212) 884-7096
                                      Telecopier:  (212) 884-7313

       with a copy to:                Hahn & Hessen, LLP
                                      350 Fifth Avenue
                                      New York, New York 10118-0075
                                      Attention:   Steven J. Seif, Esq.
                                      Telephone:   (212) 946-0294
                                      Telecopier:  (212) 594-7167

       (B)   If to any Loan
             Party, c/o Borrowing
              Agent, at:               Cold Metal Products, Inc.
                                       2200 Georgetown Drive, Suite 301
                                       Sewickley, Pennsylvania 15143
                                       Attention:   Joseph C. Horvath
                                       Telephone:   (724) 933-1441
                                       Telecopier:  (724) 933-1451

       with a copy to:                 Cohen Swados Wright Hanifin
                                        Bradford & Brett, LLP
                                       Seventy Niagara Street
                                       Buffalo, New York 14202-3467
                                       Attention:   Douglas G. Kirkpatrick, Esq.
                                       Telephone:   (716) 856-4600
                                       Telecopier:  (716) 856-5228

         14.7. SEVERABILITY. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         14.8. EXPENSES. All costs and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by Lender (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or the Other Documents or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Lender's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Lender's transactions with Borrower, or (e) in connection with any advice given to Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrowers' Account and shall be part of the Obligations.

         14.9. INJUNCTIVE RELIEF. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefore, Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         14.10. CONSEQUENTIAL DAMAGES. Neither Lender nor any agent or attorney for Lender shall be liable to any Loan Party for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

         14.11. CAPTIONS. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         14.12. COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature..

         14.13. CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.


         XV.   BORROWING AGENCY.

         15.1. BORROWING AGENCY PROVISIONS.

               (a) Each Loan Party hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Loan Party or Borrowers, and hereby authorizes Lender to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent; PROVIDED, HOWEVER, Borrowing Agent shall not be permitted to borrow, sign and endorse notes on behalf of Canadian Guarantor pursuant to this Section 15.1(a).

               (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Lender shall not incur liability to Loan Parties as a result thereof. To induce Lender to do so and in consideration thereof, each Loan Party hereby indemnifies Lender and holds Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Lender on any request or instruction from Borrowing Agent or any other action taken by Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

               (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Lender to any Loan Party, failure of Lender to give any Loan Party notice of borrowing or any other notice, any failure of Lender to pursue or preserve its rights against any Loan Party, the release by Lender of any Collateral now or thereafter acquired from any Loan Party, and such agreement by each Loan Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Lender to the other Loan Parties or any Collateral for such Loan Party's Obligations or the lack thereof.

               15.2. Waiver of Subrogation. Each Loan Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Loan Parties' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

         Each of the parties has signed this Agreement as of the day and year first above written.


                            COLD METAL PRODUCTS, INC.


                            By:  /s/Joseph  C. Horvath
                                 ----------------------
                               Name:     Joseph C. Horvath
                               Title:    Vice President and
                                         Chief Financial Officer


                            ALKAR STEEL CORPORATION


                            By: /s/Joseph  C. Horvath
                                ---------------------
                               Name:   Joseph C. Horvath
                               Title:  Vice President


                            COLD METAL PRODUCTS, LIMITED


                            By: /s/Joseph  C. Horvath
                                ----------------------
                               Name:     Joseph C. Horvath
                               Title:    Vice President


                            GMAC COMMERCIAL CREDIT LLC


                            By: /s/ Frank Imperato
                                ------------------------------
                            Its:    Senior Vice President
                                ------------------------------

STATE OF Pennsylvania )
                        ss.
COUNTY OF Allegheny   )

         On this 25th day of October, 2000, before me personally came Joseph C. Horvath, to me known, who, being by me duly sworn, did depose and say that he is the Vice President and Chief Financial Officer of COLD METAL PRODUCTS, INC. the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                                           /s/ Carol A. Lawlor
                                           -----------------------------
                                           Notary Public

STATE OF Pennsylvania )
                        ss.
COUNTY OF Allegheny   )

         On this 25th day of October, 2000, before me personally came Joseph C. Horvath, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of COLD METAL PRODUCTS, LIMITED the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                                           /s/ Carol A. Lawlor
                                           -----------------------------
                                           Notary Public

STATE OF Pennsylvania  )
                         ss.
COUNTY OF Allegheny    )

         On this 25th day of October, 2000, before me personally came Joseph C. Horvath, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of ALKAR STEEL CORPORATION the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                                           /s/ Carol A. Lawlor
                                           -----------------------------
                                           Notary Public

STATE OF NEW YORK.    )
                       ss.
COUNTY OF NEW YORK    )


         On this 9th day of October, 2000, before me personally came
Frank Imperato, to me known, who, being by me duly sworn, did depose and say that he is the Sr. Vice President of GMAC COMMERCIAL CREDIT LLC, the limited liability company described in and which executed the foregoing instrument and that he signed his name thereto by order of the members of said limited liability company.

                                           /s/ Eugenia H. Hunt
                                           -----------------------------
                                           Notary Public


                                                    TABLE OF CONTENTS


I.       DEFINITIONS.............................................................................................2
         1.1      Accounting Terms...............................................................................2
         1.2      General Terms..................................................................................2
         1.3.     Uniform Commercial Code Terms.................................................................17
         1.4.     Certain Matters of Construction...............................................................17

II.      ADVANCES, PAYMENTS.....................................................................................17
         2.1.     (a) Revolving Advances........................................................................17
                  (b)      Discretionary Rights.................................................................18
         2.2.     Procedure for Revolving Advances Borrowing....................................................18
         2.3.     Disbursement of Advance Proceeds..............................................................18
         2.4.     Capital Expenditure Loans.....................................................................19
         2.5.     Maximum Advances..............................................................................19
         2.6.     Repayment of Advances.........................................................................20
         2.7.     Repayment of Excess Advances..................................................................20
         2.8.     Statement of Account..........................................................................20
         2.9.     Letters of Credit and Acceptances.............................................................21
         2.10.    Issuance of Letters of Credit; Creation of Acceptances........................................21
         2.11.    Requirements For Issuance of Letters of Credit and Acceptances................................21
         2.12.    Additional Payments...........................................................................22
         2.13.    Mandatory Prepayments.........................................................................22

III.     INTEREST AND FEES......................................................................................23
         3.1      Interest......................................................................................23
         3.2      Letter of Credit and Acceptance Fees..........................................................23
         3.3.     Early Termination Fee.........................................................................24
         3.4      Collateral Monitoring Fee.....................................................................24
         3.5      Computation of Interest and Fees..............................................................25
         3.6      Maximum Charges...............................................................................25
         3.7      Regulatory Changes............................................................................25
         3.8.     Closing Fee...................................................................................25
         3.9.     Taxes.........................................................................................26
         3.10.    Survival......................................................................................26

IV.      COLLATERAL: GENERAL TERMS..............................................................................26
         4.1      Security Interest in the Collateral...........................................................26
         4.2      Perfection of Security Interest...............................................................27
         4.3      Disposition of Collateral.....................................................................27
         4.4      Preservation of Collateral....................................................................27
         4.5      Ownership of Collateral.......................................................................28
         4.6      Defense of Lender's Interests.................................................................28
         4.7      Books and Records.............................................................................29
         4.8      Financial Disclosure..........................................................................29
         4.9      Compliance with Laws..........................................................................29


         4.10     Inspection of Premises........................................................................29
         4.11     Insurance.....................................................................................29
         4.12     Failure to Pay Insurance......................................................................30
         4.13     Payment of Taxes..............................................................................30
         4.14     Payment of Leasehold Obligations..............................................................31
         4.15     Receivables...................................................................................31
                  (a)     Nature of Receivables.................................................................31
                  (b)     Solvency of Customers.................................................................31
                  (c)     Locations of Borrowers and Guarantors.................................................31
                  (d)     Collection of Receivables.............................................................31
                  (e)     Notification of Assignment of Receivables.............................................32
                  (f)     Power of Lender to Act on each Loan Party's Behalf....................................32
                  (g)     No Liability..........................................................................33
                  (h)     Establishment of a Lockbox Account, Dominion Account..................................33
                  (i)     Adjustments...........................................................................33
         4.16     Inventory.....................................................................................33
         4.17     Maintenance of Equipment......................................................................33
         4.18     Exculpation of Liability......................................................................34
         4.19     Environmental Matters.........................................................................34
         4.20     Financing Statements..........................................................................36
         4.21     Release of Security Interest in Equipment.....................................................36

V.       REPRESENTATIONS AND WARRANTIES.........................................................................37
         5.1      Authority.....................................................................................37
         5.2      Formation and Qualification...................................................................37
         5.3      Survival of Representations and Warranties....................................................37
         5.4      Tax Returns...................................................................................38
         5.5      Financial Statements..........................................................................38
         5.6      Corporate Name................................................................................38
         5.7      O.S.H.A. and Environmental Compliance.........................................................38
         5.8      Solvency; No Litigation, Violation, Indebtedness or Default...................................39
         5.9      Patents, Trademarks, Copyrights and Licenses..................................................41
         5.10     Licenses and Permits..........................................................................42
         5.11     Default of Indebtedness.......................................................................42
         5.12     No Default....................................................................................42
         5.13     No Burdensome Restrictions....................................................................42
         5.14     No Labor Disputes.............................................................................42
         5.15     Margin Regulations............................................................................42
         5.16     Investment Company Act........................................................................43
         5.17     Disclosure....................................................................................43
         5.18     INTENTIONALLY OMITTED.........................................................................43
         5.19     Swaps.........................................................................................43
         5.20     Conflicting Agreements........................................................................43
         5.21     Application of Certain Laws and Regulations...................................................43
         5.22     Business and Property of Loan Party...........................................................43
         5.23.    Workers' Compensation.........................................................................43
         5.24.    Responsible Premises..........................................................................44


VI.      AFFIRMATIVE COVENANTS..................................................................................44
         6.1      Payment of Fees...............................................................................44
         6.2      Conduct of Business and Maintenance of Existence and Assets...................................44
         6.3      Violations....................................................................................45
         6.4       Government Receivables.......................................................................45
         6.5      Current Ratio.................................................................................45
         6.6      INTENTIONALLY OMITTED.........................................................................45
         6.7      INTENTIONALLY OMITTED.........................................................................45
         6.8      Fixed Charge Coverage.........................................................................45
         6.9      Total Liabilities to Equity...................................................................46
         6.10     Execution of Supplemental Instruments.........................................................46
         6.11     Payment of Indebtedness.......................................................................46
         6.12     Standards of Financial Statements.............................................................46

VII.     NEGATIVE COVENANTS.....................................................................................46
         7.1      Merger, Consolidation, Acquisition and Sale of Assets.........................................46
         7.2      Creation of Liens.............................................................................47
         7.3      Guarantees....................................................................................47
         7.4      Investments...................................................................................47
         7.5      Loans.........................................................................................47
         7.6      Capital Expenditures..........................................................................47
         7.7      Dividends.....................................................................................47
         7.8      Indebtedness..................................................................................48
         7.9      Nature of Business............................................................................48
         7.10     Transactions with Affiliates..................................................................48
         7.11     Leases........................................................................................48
         7.12     Subsidiaries..................................................................................49
         7.13     Fiscal Year and Accounting Changes............................................................49
         7.14     Pledge of Credit..............................................................................49
         7.15     Amendment of Articles of Incorporation, By-Laws...............................................49
         7.16     Compliance with ERISA and PBA.................................................................49
         7.17     Prepayment of Indebtedness....................................................................50

VIII.    CONDITIONS PRECEDENT...................................................................................50
         8.1      Conditions to Initial Advances................................................................50
                  (a)     Filings, Registrations and Recordings.................................................50
                  (b)     Corporate Proceedings of Loan Parties.................................................50
                  (c)     Incumbency Certificates of Loan Parties...............................................50
                  (d)     Certificates..........................................................................51
                  (e)     Good Standing Certificates............................................................51
                  (f)     Legal Opinion.........................................................................51
                  (g)     Consents..............................................................................51
                  (h)     No Adverse Material Change............................................................51
                  (i)     Consent of Participants...............................................................51
                  (j)     Closing Fee...........................................................................51
         8.2      Conditions to Each Advance....................................................................52
                  (a)     Representations and Warranties........................................................52
                  (b)     No Default............................................................................52

                  (c)     Maximum Advances......................................................................52
         8.3.  Conditions to Each Capital Expenditure Loan......................................................52

IX.      INFORMATION AS TO LOAN PARTIES.........................................................................53
         9.1      Disclosure of Material Matters................................................................53
         9.2      Schedules.....................................................................................53
         9.3      Environmental Reports.........................................................................53
         9.4      Litigation....................................................................................53
         9.5      Material Occurrences..........................................................................53
         9.6      Government Receivables........................................................................54
         9.7      Annual Financial Statements...................................................................54
         9.8      INTENTIONALLY OMITTED.........................................................................54
         9.9      Monthly Financial Statements..................................................................54
         9.10     Other Reports.................................................................................55
         9.11     Additional Information........................................................................55
         9.12     Projected Operating Budget....................................................................55
         9.13     Revisions to Projections......................................................................55
         9.14     Notice of Suits, Adverse Events...............................................................55
         9.15     ERISA Notices and Requests....................................................................55
         9.16     Additional Documents..........................................................................56

X.       EVENTS OF DEFAULT......................................................................................56

XI.      BANK'S RIGHTS AND REMEDIES AFTER DEFAULT...............................................................59
         11.1     Rights and Remedies...........................................................................59
         11.2     Lender's Discretion...........................................................................60
         11.3     Setoff........................................................................................60
         11.4     Rights and Remedies not Exclusive.............................................................60

XII.     WAIVERS AND JUDICIAL PROCEEDINGS.......................................................................60
         12.1     Waiver of Notice..............................................................................60
         12.2     Delay.........................................................................................61
         12.3     Jury Waiver...................................................................................61

XIII.    EFFECTIVE DATE AND TERMINATION.........................................................................61
         13.1     Term..........................................................................................61
         13.2     Termination...................................................................................61

XIV.     MISCELLANEOUS..........................................................................................62
         14.1     Governing Law.................................................................................62
         14.2     Entire Understanding..........................................................................62
         14.3     Successors and Assigns; Participations; New Lenders...........................................62
         14.4     Application of Payments.......................................................................63
         14.5     Indemnity.....................................................................................63
         14.6     Notice........................................................................................63
         14.7     Severability..................................................................................64
         14.8     Expenses......................................................................................64
         14.9     Injunctive Relief.............................................................................65
         14.10    Consequential Damages.........................................................................65
         14.11    Captions......................................................................................65


         14.12    Counterparts; Telecopied Signatures...........................................................65
         14.13    Construction..................................................................................65

XIV.     BORROWING AGENCY.......................................................................................65
         15.1.    Borrowing Agency Provisions...................................................................65

                             EXHIBITS AND SCHEDULES


Exhibit 1.2                Borrowing Base Certificate
Exhibit 2.4(b)             Capital Expenditure Note
Exhibit 7.7(a)             Form of Redemption Letter

Schedule 1.2(a)            Real Property
Schedule 1.2(b)            Financing Statements
Schedule 4.5               Borrower's Equipment and Inventory Locations
Schedule 5.2               Formation
Schedule 5.6               Corporate Names
Schedule 5.7               Environmental
Schedule 5.8(b)            Litigation
Schedule 5.8(d)(1)         Plans
Schedule 5.8(d)(2)         Guarantor Plans
Schedule 5.9               Patents, Trademarks, Copyrights and Licenses
Schedule 5.10              Licenses and Permits
Schedule 5.14              Labor Contracts
Schedule 5.24              Responsible Premises
Schedule 7.2               Permitted Encumbrances
Schedule 7.3               Guaranties
Schedule 7.8               Indebtedness
Schedule 7.10              Affiliate Transactions

                                 SCHEDULE 1.2(c)
                                 ---------------

            BORROWING BASE CERTIFICATE FOR COLD METAL PRODUCTS, INC.
            --------------------------------------------------------

         This Certificate is delivered pursuant to Section 9.2 of the Fourth Amended and Restated Revolving Credit and Security Agreement dated as of September __, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Loan Agreement"), by and between Cold Metal Products, Inc. ("CMP") and Alkar Steel Corporation ("Alkar") (individually, each a "Borrower" and collectively, "Borrowers") and Cold Metal Products, Limited ("Canadian Guarantor") and GMAC Commercial Credit LLC (the "Lender"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Loan Agreement.

         The undersigned hereby certifies that he is the Chief Financial Officer of Borrowing Agent and that, as such, he is authorized to execute this Certificate on behalf of Borrowing Agent and further certifies that:

         For purposes of this Certificate, the term "Borrowing Base Calculation Date" shall mean _______________ __, 200_.

         (a) The net face amount of all Eligible Receivables (including Receivables of Canadian Guarantor calculated after converting such Receivables from Canadian Dollars to U.S. Dollars based upon the Dollar Equivalent thereof) as reflected on the books of Loan Parties as at the Borrowing Base Calculation Date, net of all credits, discounts, reserves and allowances applicable to such Eligible Receivables is $_____________.

         (b) The product of (a) the Receivables Advance Rate applicable to Borrowers times (b) the amount designated in Item (a) above is: $_____________.

         (c) The value (calculated at the lower of cost or market value, determined on a first-in-first-out basis), of all Eligible Inventory (including Inventory of Canadian Guarantor calculated after converting such Inventory from Canadian Dollars to U.S. Dollars based upon the Dollar Equivalent thereof) as reflected on the books of Loan Parties as at the Borrowing Base Calculation Date applicable to such Eligible Inventory is: $________________.

         (d) The product of (i) the Inventory Advance Rate applicable to Borrowers times (ii) the amount designated in Item (c) above is: $____________.

         (e) Amortizing Availability as of the Borrowing Base Calculation Date is: $____________.

         (f) The aggregate face amount of outstanding Letters of Credit and Acceptances as of the Borrowing Base Calculation Date is: $____________.

         (g) The aggregate face amount of Capital Expenditure Loans as of Borrowing Base Calculation Date is $___________________.

         (h) As of the Borrowing Base Calculation Date, the Formula Amount (without giving effect to any reserves established by you under Section 2.1(a)(vi)) which is the sum of the amount designated in Item b above PLUS the amount designated in Item d PLUS the amount designated in Item e above is $_______.

         (i) As of the Borrowing Base Calculation Date, the aggregate outstanding principal amount of all Advances to Borrower on such date does not exceed the lesser of (x) $70,000,000 less the aggregate amount of outstanding Letters of Credit and Acceptances, or (y) the sum of the amount designated in Item (h) and Item (g) above.

         (j) As of the Borrowing Base Calculation Date the aggregate outstanding principal amount of all Advances based upon Eligible Inventory of Borrowers does not exceed $41,000,000.

         (k) The information contained in this Certificate (including the information upon which the foregoing calculations are based) is true and complete in all material respects.

         (l) Except as disclosed in this Certificate or in a prior certificate issued pursuant to Section 9.2 of the Loan Agreement, there has been no material adverse change in the Eligible Receivables or Eligible Inventory of Loan Parties since the most recent certificate issued pursuant to Section 9.2 of the Loan Agreement.

         (m) The calculations contained herein are determined in accordance with GAAP consistently applied. All of the foregoing information regarding Eligible Receivables and Eligible Inventory is true and correct on the date hereof and relates solely to Eligible Receivables and Eligible Inventory within the meaning given such terms in the Loan Agreement.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ___ day of September, 2000.

                                        COLD METAL PRODUCTS, INC.,
                                        Borrowing Agent


                                        By:
                                            -------------------------

                                 EXHIBIT 2.4(b)
                                 --------------


                            CAPITAL EXPENDITURE NOTE


$________________                                            New York, New York
                                                             September __, 2000


         This Capital Expenditure Note (this "Note") is executed and delivered under and pursuant to the terms of that certain Fourth Amended and Restated Credit and Security Agreement dated as of the date hereof (as amended, modified, supplemented or restated from time to time, the "Loan Agreement") by and between COLD METAL PRODUCTS, INC., a New York corporation ("CMP"), ALKAR STEEL CORPORATION, a Michigan corporation ("Alkar", and together with CMP, each a "Borrower" and jointly and severally, the "Borrowers"), COLD METAL PRODUCTS, LIMITED and GMAC COMMERCIAL CREDIT LLC ("Lender"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

         FOR VALUE RECEIVED, Borrowers jointly and severally promise to pay to the order of Lender at its offices located at 1290 Avenue of the Americas, New York, New York 10104 or at such other place as the holder hereof may from time to time designate to Borrowing Agent in writing:

         (i) the principal sum of ___________________________ DOLLARS
($____________), or if different from such amount, the unpaid principal balance of Capital Expenditure Loans as may be due and owing from time to time under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and

         (ii) interest on the principal amount of this Note from time to time outstanding, payable at the applicable Revolving Interest Rate in accordance with the provisions of the Loan Agreement. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the applicable Default Rate. In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

         This Note is the Capital Expenditure Note referred to in the Loan Agreement and is secured, INTER ALIA, by the liens granted pursuant to the Loan Agreement and the Other Documents, is entitled to the benefits of the Loan Agreement and the Other Documents, and is subject to all of the agreements, terms and conditions therein contained.

         This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

         If an Event of Default under Section 10.7 of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement or any of the Other Documents, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         Each Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.


                              COLD METAL PRODUCTS, INC.


                              By:
                                   ---------------------------
                                   Name:
                                   Title:

                              ALKAR STEEL CORPORATION


                              By:
                                   ---------------------------
                                   Name:
                                   Title:

STATE OF NEW YORK  )
                    : ss.:
COUNTY OF NEW YORK  )

         On the ___ day of September, 2000, before me personally came ______________, to me known, who being by me duly sworn, did depose and say that s/he is the ______________ of Cold Metal Products, Inc., the corporation described in and which executed the foregoing instrument, and that s/he was authorized to sign her/his name thereto.

                                       -------------------------------
                                       Notary Public


STATE OF NEW YORK  )
                    : ss.:
COUNTY OF NEW YORK )

         On the ___ day of September, 2000, before me personally came ______________, to me known, who being by me duly sworn, did depose and say that s/he is the ______________ of Alkar Steel Corporation, the corporation described in and which executed the foregoing instrument, and that s/he was authorized to sign her/his name thereto.

                                       -------------------------------
                                       Notary Public

                                   EXHIBIT 7.7

                    [Letterhead of Cold Metal Products, Inc.]


                                     [Date]



GMAC Commercial Credit LLC
1290 Avenue of the Americas
Third Floor
New York, New York 10104

Attention:        Anthony Viola

         Re: Fourth Amended and Restated Credit and Security Agreement between GMAC Commercial Credit LLC, Lender and Cold Metal Products, Inc. and Alkar Steel Corporation dated as of September 29, 2000 (the "Credit Agreement")

Gentlemen:

         This letter is being delivered pursuant to Section 7.7(a) of the Credit Agreement. The Board of Directors of Cold Metal Products, Limited, an Ontario corporation and wholly owned subsidiary of Cold Metal Products, Inc. has authorized the redemption of ____ Class A Special Shares of Cold Metal Products, Limited. Following that redemption _________ Class A Special Shares of Cold Metal Products Limited will remain issued and outstanding, and enclosed with this letter is Stock Certificate No. ____ of Cold Metal Products, Limited, reflecting that number of shares and associated Stock Power executed in blank. Please return to us Certificate No. ___ and the existing Stock Power.

                                      Very truly yours,


                                      COLD METAL PRODUCTS, INC.


                                      By:
                                          --------------------------
                                          Joseph C. Horath, CFO

cc:   Steven J. Seif, Esq.
      Jane F. Clemens, Esq.